SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to [SECTION] 240.14a-11(c) or [SECTION] 240.14a-12

                          INDUSTRIAL BANCORP, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

  -----------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

      1)    Title of each class of securities to which transaction applies:

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            computed pursuant to Exchange Act Rule O-11 (Set forth the
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            determined):

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      5)    Total fee paid:

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[ ]   Check box if any part of the fee is offset as provided by Exchange
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      was paid previously. Identify the previous filing by registration
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      1)    Amount Previously Paid:

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                          INDUSTRIAL BANCORP, INC.
                          211 North Sandusky Street
                            Bellevue, Ohio 44811
                                (419)483-3375

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                                               March 2, 2001

      Notice is hereby given that a Special Meeting of Shareholders of Industrial Bancorp, Inc. ("Industrial Bancorp") will be held at Bellevue Elks Lodge #1013, 214 W. Main Street, Bellevue, Ohio 44811, on April 17, 2001, at 2:30 p.m., local time (the "Special Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

      1. To consider and vote upon the adoption of the Agreement and Plan of Merger, by and among United Community Financial Corp. ("United Community Financial"), The Home Savings and Loan Company of Youngstown, Ohio ("Home Savings"), Industrial
            Bancorp and The Industrial Savings and Loan Association ("Industrial Savings"), dated December 9, 2000 and Amended and Restated as of January 30, 2001, which provides for the acquisition of Industrial Bancorp and Industrial Savings by United Community Financial and Home Savings;

      2. To approve an amendment to the Industrial Bancorp, Inc. 1996 Stock Option and Incentive Plan to accelerate the vesting of options;

      3. To approve an amendment to The Industrial Savings and Loan Association Management Recognition Plan and Trust Agreement to accelerate the vesting of awards; and

      4. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

      Only shareholders of Industrial Bancorp of record at the close of business on February 23, 2001, will be entitled to receive notice of and to vote at the Special Meeting and at any adjournments thereof. Whether or not you expect to attend the Special Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE SPECIAL MEETING. Giving a proxy does not affect your right to vote in person in the event you attend the Special Meeting.

                                       By Order of the Board of Directors



                                       /s/ David M. Windau
                                       ------------------------------
                                       David M. Windau, President


                          INDUSTRIAL BANCORP, INC.
                          211 North Sandusky Street
                            Bellevue, Ohio 44811
                                (419)483-3375

                               PROXY STATEMENT

                             General Information

      United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Industrial Bancorp, Inc., and The Industrial Savings and Loan Association executed a merger agreement on December 9, 2000, which was later amended and restated on January 30, 2001, that provides for the acquisition of Industrial Bancorp and Industrial Savings by United
Community Financial and Home Savings. For tax reasons, the merger will involve a merger subsidiary to be created by Home Savings.

      We cannot complete the merger unless the holders of at least a majority of the Industrial Bancorp shares, or 2,166,942 shares, adopt the merger agreement. The Board of Directors of Industrial Bancorp has scheduled a special meeting for Industrial Bancorp's shareholders to vote on the merger and other matters described in this document. The date, time and place of the special meeting are as follows:

                               April 17, 2001
                                  2:30 p.m.
                          Bellevue Elks Lodge #1013
                             214 W. Main Street
                            Bellevue, Ohio 44811

      If we complete the merger, each Industrial Bancorp shareholder will receive $20.375 in cash in exchange for each Industrial Bancorp share owned immediately before completion of the merger.

      This document provides detailed information about the merger. We encourage you to read this entire document carefully.

      This document is dated February 27, 2001, and is first being mailed to shareholders of Industrial Bancorp on or about March 2, 2001.


                              TABLE OF CONTENTS

Summary                                                                   4
  The parties                                                             4
  The merger                                                              4
  Background and reasons for the merger                                   5
  Opinion of Trident Securities                                           5
  Recommendation to shareholders                                          5
  Interests of directors and executive officers                           5
  Termination and amendment of the merger agreement                       5
  Special meeting of shareholders                                         6
  Dissenters' rights                                                      6
  Federal tax consequences of the merger                                  6
  Per share market price information                                      6
  Amendment to stock option plan                                          6
  Amendment to management recognition plan                                7
Per share market price information                                        8
Purpose of this document                                                  8
The special meeting of Industrial Bancorp shareholders                    8
  Time, date and place                                                    8
  Purpose of the meeting                                                  8
  Shares outstanding and entitled to vote; record date                    9
  Votes required                                                          9
Share ownership of certain beneficial owners and management              10
  Voting and solicitation and revocation of proxies                      11
  Dissenters' rights                                                     11
The parties                                                              13
  United Community Financial                                             13
  Industrial Bancorp                                                     13
The merger                                                               14
  Background and reasons for the merger                                  14
  Opinion of Trident Securities                                          16
  Recommendation of the Board of Directors of Industrial Bancorp         20
  Exchange of Industrial Bancorp shares                                  20
  Exchange of certificates evidencing Industrial Bancorp shares          21
  Representations and warranties                                         21
  Covenants                                                              22
  Conditions                                                             24
  Effective time                                                         25
  Termination and amendment                                              25
  Interests of directors and executive officers                          25
  Federal income tax consequences                                        26
  Federal income tax consequences                                        26
  Regulatory approvals                                                   26
Amendment to the Industrial Bancorp stock option plan                    27
  Purpose, administration and eligibility                                27
  Option terms                                                           27
  Tax treatment of ISOs                                                  28
  Tax treatment of Non-Qualified Stock Options                           29
  Grants                                                                 29
  Amendment                                                              29
Amendment to the Industrial Savings management recognition plan          30
  Purpose, administration and eligibility                                30
  Terms                                                                  30
  Tax Treatment of shares awarded                                        30
  Grants                                                                 31
  Amendment                                                              31
Experts                                                                  32
Proposals for the 2001 annual shareholders' meeting                      32
Where you can find more information                                      32

Appendix A        Agreement and Plan of Merger, dated December 9, 2000 and
----------        Amended and Restated as of January 30, 2001, by and among
                  United Community Financial Corp., The Home Savings and
                  Loan Company, Industrial Bancorp, Inc., and the
                  Industrial Savings and Loan Association
Appendix B        Ohio General Corporation Law Section 1701.85
----------

Appendix C        Opinion of Trident Securities, a division of McDonald
----------        Investments, dated February 27, 2001


                                   Summary

      This summary highlights selected information from this document. It does not contain all of the information that is important to you. You should read carefully this entire document to fully understand the merger. To obtain more information, see "Where you can find more information" on page 31. Page references are included in this summary to direct you to a more complete description of topics discussed in this document.

The parties (pages 12 and 13)

United Community Financial Corp. and The Home Savings and Loan Company of Youngstown, Ohio
275 Federal Plaza West
Youngstown, Ohio 44503
(330) 742-0500

      United Community Financial is a savings and loan holding company, organized under Ohio law in 1998. Through its wholly-owned subsidiaries, Home Savings and Butler Wick Company, United Community Financial is engaged in the banking, brokerage and trust businesses in Ohio.

      Home Savings is an Ohio savings and loan association and conducts business from 17 full service branches and five loan production offices in the northeastern Ohio area. Home Savings is principally engaged in the business of originating construction and permanent mortgage loans secured by first mortgages on one- to four-family residential real estate.

Industrial Bancorp, Inc. and The Industrial Savings and Loan Association 211 North Sandusky Street
Bellevue, Ohio 44811
(419) 483-3375

      Industrial Bancorp is a savings and loan holding company, organized under Ohio law in 1995. It is engaged in the banking business through its wholly-owned subsidiary, Industrial Savings.

      Industrial Savings is an Ohio savings and loan association and conducts business from its main office and eleven branch offices located in northern Ohio. Industrial Savings is principally engaged in the business of originating construction and permanent mortgage loans secured by first mortgages on one- to four-family residential real estate.

The merger (pages 13 through 26)

      For tax purposes, the merger agreement provides for the merger of a newly organized subsidiary of Home Savings into Industrial Bancorp and the immediate subsequent liquidation of Industrial Bancorp and merger of Industrial Savings into Home Savings. The merger cannot be completed unless the holders of at least a majority of the Industrial Bancorp shares, or 2,166,942 shares, approve the merger.

     If the merger is completed, Industrial Bancorp shareholders shall have the right to receive $20.375 in cash for each Industrial Bancorp share owned immediately before the merger. Home Savings shall designate an exchange agent through which Industrial Bancorp shareholders may exchange their stock certificates for the per share cash consideration.
We have attached the merger agreement to this document as Appendix A and incorporated it by reference into this document. Please read the merger agreement. It is the legal document that governs the merger.

Background and reasons for the merger (pages 13 through 15)

      Industrial Bancorp and United Community Financial have proposed the merger in order to serve the best interests of Industrial Bancorp shareholders while expanding United Community Financial into new markets and enhancing services to Industrial Bancorp customers.

Opinion of Trident Securities (pages 15 through 19)

      In deciding to approve the merger, the Industrial Bancorp Board of Directors considered the opinion of its financial advisor, Trident Securities, a division of McDonald Investments Inc., dated December 8, 2000, that the per share merger consideration was fair to Industrial Bancorp shareholders as of such date from a financial point of view. The opinion, updated as of February 27, 2001, is attached as Appendix C to this document. We encourage you to read the opinion.

Recommendation to shareholders (page 19)

      The Board of Directors of Industrial Bancorp believes that the merger is in the best interests of Industrial Bancorp and its shareholders and unanimously recommends that you vote FOR the proposal to adopt the merger agreement.

Interests of directors and executive officers (pages 24 and 25)

      Some of the directors and officers of Industrial Bancorp and Industrial Savings have interests in the merger that are different from, or in addition to, their interests as shareholders of Industrial Bancorp. These interests include the following:

      * Home Savings will elect David M. Windau as a director of Home Savings and will offer Mr. Windau, and Stephan Beal employment as officers of Home Savings.

      * At the effective time of the merger, each outstanding Industrial Bancorp stock option shall be converted into the right to receive a cash payment equal to the difference between $20.375 and the exercise price per share of each exercisable stock option. The directors and executive officers of Industrial Bancorp as a group have options to acquire a total of 369,485 shares of Industrial Bancorp.

      * Each holder of an unvested share of Industrial Bancorp restricted stock that was granted under the Industrial Savings Management Recognition Plan and Trust Agreement shall be entitled to receive a cash payment equal to $20.375 per share if the amendment to the management recognition plan is approved. The directors and executive officers of Industrial Bancorp as a group have a total of 41,142 shares of unvested restricted stock.

      * Industrial Bancorp's employee stock ownership plan ("ESOP") will be terminated at the effective time of the merger and all Industrial Bancorp shares held by the ESOP trustee will be exchanged for $20.375 per share. The ESOP trustee will use this money to retire the loan from Industrial Bancorp to the ESOP. Any money that remains in the ESOP after retirement of the loan will be distributed to the ESOP participants.

      * For three years after completion of the merger, United Community Financial will indemnify the past and present officers and directors of Industrial Bancorp and its subsidiaries. United Community Financial will also include them under the current directors and officers' liability insurance policy of United Community Financial for three years after the effective time of the merger.

Termination and amendment of the merger agreement (page 24)

      The parties to the merger agreement may agree to terminate the merger at any time before it is effective, even if the shareholders have voted to approve the merger. The merger agreement may be terminated if:

      *  the parties mutually consent to its termination;

      *  the parties do not complete the merger by July 31, 2001; or

      * the parties have not satisfied, or agreed to waive, conditions listed in the merger agreement.

      If the merger is not completed because Industrial Bancorp enters into an agreement with a party other than United Community Financial, Industrial Bancorp will be required to pay a fee of $4,000,000 to United Community Financial. If any of the parties willfully breach the merger agreement, the breaching party will be required to pay all reasonable expenses of the other party, not to exceed $500,000.

      The merger agreement may be amended with the consent of the Board of Directors of each party at any time before or after receiving shareholder approval of the merger agreement. However, if the shareholders have already approved the merger, the merger agreement will not be amended without their approval if the amendment would materially and adversely affect their rights as shareholders.

Special meeting of shareholders (pages 7 and 8)

      The Industrial Bancorp special meeting of shareholders will take place at Bellevue Elks Lodge #1013, 214 W. Main Street, Bellevue, Ohio, on April 17, 2001. If you owned Industrial Bancorp common shares on February 23, 2001, you are entitled to vote at the special meeting. The holders of at least a majority of the outstanding Industrial Bancorp shares, or 2,166,942 shares, must vote in favor of the merger agreement to approve the merger. A majority of the outstanding Industrial Bancorp shares must also vote in favor of the amendment to the stock option plan and the amendment to the management recognition plan in order to adopt each amendment.

      All of the directors and executive officers of Industrial Bancorp have agreed to vote all of their Industrial Bancorp common shares for the adoption of the merger agreement. As of February 23, 2001, the directors and executive officers, in the aggregate, owned or had voting power with respect to 394,278 outstanding Industrial Bancorp shares, or 9.10% of the outstanding shares.

Dissenters' rights (pages 10 through 12)

      Ohio law provides that Industrial Bancorp shareholders may receive the fair cash value for their shares if, among other requirements, they do not vote in favor of the merger and they file a written demand for fair cash value with Industrial Bancorp.

Federal tax consequences of the merger (page 25)

      Each Industrial Bancorp shareholder who receives cash will recognize a gain or loss for federal income tax purposes, depending upon the shareholder's adjusted basis in the Industrial Bancorp shares. If your shares qualify as a capital asset, your gain or loss will be treated as capital gain or loss and will be either short-term or long-term depending upon how long you have owned your shares. You should consult a tax advisor for a complete understanding of the merger's tax consequences to you.

Per share market price information (page 7)

      Industrial Bancorp shares are traded on The Nasdaq National Market under the symbol "INBI." As of December 8, 2000, the last trading day before the public announcement of the proposed merger, the closing sale price of an Industrial Bancorp share was $16.1562 per share. On
February 27, 2001, the last trading day before we printed this document, Industrial Bancorp shares had a closing sale price of $20.00 per share.

Amendment to stock option plan (pages 26 through 29)

      The amendment to the stock option plan provides for the acceleration of the vesting of options to purchase Industrial Bancorp shares that have been awarded under the stock option plan. If the amendment is approved all of the outstanding options will vest and become immediately exercisable at the effective time of the merger.

Amendment to management recognition plan (pages 29 and 30)

      The amendment to the management recognition plan provides for the acceleration of the vesting of shares that are awarded, but not yet earned, under the management recognition plan. If the amendment is approved by the shareholders, all of the unearned shares that have been awarded under the management recognition plan will become earned immediately upon the effective time of the merger.

                     Per share market price information

      Industrial Bancorp shares are quoted on The Nasdaq National Market. As of February 23, 2001, there were 4,333,883 Industrial Bancorp shares outstanding and held by approximately 1,400 holders of record. The following table shows the high and low bid prices of Industrial Bancorp shares as quoted on Nasdaq and the cash dividends per share declared during each of these periods.


                                Industrial Bancorp
                      ---------------------------------------
                          Bid Price          Cash dividends
Quarter ended           High      Low      declared per share
-------------           ----      ---      ------------------

December 31, 2000     $19.75    $19.75            $0.19
September 30, 2000     12.375    12.375            0.19
June 30, 2000          12.50     11.875            0.19
March 31, 2000         11.175    10.375            0.18
December 31, 1999      14.875    14.875            0.18
September 30, 1999     18.25     18.125            0.17
June 30, 1999          20.25     20.25             0.17
March 31, 1999         19.563    19.375            0.16

                          Purpose of this document

      This document serves as a proxy statement of Industrial Bancorp for its special meeting of shareholders. This document is being mailed to Industrial Bancorp shareholders on or about March 2, 2001.

      United Community Financial and Home Savings provided all information in this document about them, and Industrial Bancorp and Industrial Savings provided all information in this document about them. Each party is responsible for the accuracy of its information.

      You should rely only on the information contained in this document or to which we have referred in this document. We have not authorized anyone to provide you with any additional information or with information that is different.

           The special meeting of Industrial Bancorp shareholders

Time, date and place

      The Industrial Bancorp special meeting of shareholders will be held at Bellevue Elks Lodge #1013, 214 W. Main Street, Bellevue, Ohio, at 2:30 p.m., local time, on April 17, 2001.

Purpose of the meeting

      At the special meeting of shareholders, you will be asked to consider and vote upon the following matters:

      *  a proposal to adopt the merger agreement;

      * a proposal to amend the stock option plan to accelerate the vesting of outstanding options to purchase Industrial Bancorp shares that have been awarded under the Industrial Bancorp stock option plan; and

      * a proposal to amend the management recognition plan to accelerate the vesting of unearned Industrial Bancorp shares that have been awarded under the Industrial Savings management recognition plan.

Shares outstanding and entitled to vote; record date

      Only shareholders of record on February 23, 2001, will be entitled to notice of and to vote at the special meeting of shareholders. At the close of business on February 23, 2001, there were 4,333,883 Industrial Bancorp shares outstanding and entitled to vote. The Industrial Bancorp shares were held of record by approximately 1,400 shareholders. Each Industrial Bancorp share entitles the holder to one vote on all matters properly presented at the special meeting of shareholders.

Votes required

      The holders of at least a majority of the outstanding Industrial Bancorp shares, or 2,166,942 shares, must vote in favor of the merger agreement, the amendment to the stock option plan and the amendment to the management recognition plan. As of February 23, 2001, the directors and executive officers of Industrial Bancorp owned or had voting power, in the aggregate, with respect to 394,278 outstanding Industrial Bancorp common shares, or 9.10% of the outstanding Industrial Bancorp common shares. The directors and executive officers of Industrial Bancorp have agreed to vote all of their Industrial Bancorp common shares for the adoption of the merger agreement.

      A quorum, consisting of the holders of over 50% of the outstanding Industrial Bancorp common shares, voting in person or by proxy, must be present at the special meeting before any action can be taken.

      Under Ohio law, shares that are held by a nominee for a beneficial owner and which are represented in person or by proxy at the special meeting will be counted as being present for purposes of establishing a quorum. If you abstain or fail to vote your shares, it will be the same as a vote against the approval and adoption of the merger agreement and each amendment. If your proxy is signed, dated and submitted but no vote is specified, it will be voted "FOR" the approval and adoption of the merger agreement, the adoption of the amendment to the stock option plan and the adoption of the amendment to the management recognition plan.

         Share ownership of certain beneficial owners and management

      The following table sets forth information regarding the only persons known by Industrial Bancorp to be the beneficial owners of more than five percent of the shares of Industrial Bancorp, as of February 23, 2001:


                                                         Amount and nature of
                                                         beneficial ownership
                                              ------------------------------------------
                                              Sole voting and/or    Shared voting and/or        Percent of
Name and Address                               investment power       investment power      shares outstanding
----------------                              ------------------    --------------------    ------------------

The Industrial Bancorp, Inc. Employee
 Stock Ownership Plan
First Bankers Trust Company, N.A., Trustee         229,356                 293,983                12.08%
1201 Broadway
Quincy, Illinois 62301

Private Capital Management, Inc.                         -                 465,034                10.73%
3003 Tamiami Trail North
Naples, Florida 33940

      The following table sets forth certain information regarding the number of shares of Industrial Bancorp beneficially owned by each director and each executive officer of Industrial Bancorp and by all directors and executive officers of Industrial Bancorp as a group, as of February 23, 2001:


                                              Amount and nature of
                                              beneficial ownership
                                   ------------------------------------------
                                   Sole voting and/or    Shared voting and/or        Percent of
Name and Address(1)                 investment power       investment power      shares outstanding
-------------------                ------------------    --------------------    ------------------

Graydon H. Hayward                     41,664 (2)                  -                     .96%
Leon W. Maginnis                       30,864 (2)             52,632 (3)                1.92%
Bob Moore                              77,464 (2)                  -                    1.78%
Lawrence R. Rhoades                   152,986 (4)             57,032 (3)                4.79%
Fredric C. Spurck                      13,334 (5)              7,500                     .48%
Roger O. Wilkinson                     33,445 (2)                  -                     .77%
David M. Windau                       160,034 (6)             51,939 (3)                4.77%
All directors and executive
officers as a group (9 persons)       606,746 (7)             79,258                   14.83%

--------------------
<F1>  Each of the persons listed may be contacted at the address of
      Industrial Bancorp.
<F2>  Includes 17,776 shares that may be acquired through the exercise of stock options.
<F3>  Includes 49,132 unearned shares held by the management recognition plan, as to which Messrs. Maginnis, Rhoades and Windau share voting power as trustees of the management recognition plan. The unearned management recognition plan shares are counted only once in calculating the number of shares outstanding that are beneficially owned by all directors and executive officers as a group.
<F4>  Includes 53,324 shares that Mr. Rhoades may acquire through the exercise of stock options.
<F5>  Includes 4,446 shares that Mr. Spurck may acquire through the exercise of stock options.
<F6>  Includes 106,644 shares that Mr. Windau may acquire through the exercise of stock options.
<F7>  Includes 291,726 shares that may be acquired by directors and executive officers through the exercise of stock options.

Voting and solicitation and revocation of proxies

      We included with this document a form of proxy for the special meeting of shareholders. This proxy is solicited by the Industrial Bancorp Board of Directors. Whether or not you attend the special meeting, the Board of Directors urges you to use the enclosed proxy. If you have executed a proxy, you may revoke it at any time before the vote by:

      * filing a written notice of revocation with the Secretary of Industrial Bancorp at 211 North Sandusky Street, Bellevue, Ohio 44811;

      * executing and returning a later-dated proxy prior to a vote being taken at the special meeting; or

      * attending the special meeting and giving notice of revocation in person. Your attendance at the special meeting will not, by itself, revoke a proxy you have submitted.

      We do not expect any matter other than the merger, adoption of an amendment to the stock option plan and adoption of an amendment to the management recognition plan to be brought before the Industrial Bancorp special meeting of shareholders. The persons named as proxies will act at the direction of the Industrial Bancorp Board of Directors in voting on any other matters that properly come before the special meeting.

      Industrial Bancorp will pay its expenses incurred in connection with preparing and mailing this document, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Industrial Bancorp Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of Industrial Bancorp. Industrial Bancorp will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who are record holders of Industrial Bancorp shares not beneficially owned by them, for forwarding the proxy materials to, and obtaining proxies from, the beneficial owners of Industrial Bancorp shares entitled to vote at the special meeting of shareholders.

Dissenters' rights

      The following is a summary of the steps that you must take if you wish to exercise dissenters' rights with respect to the merger. This description is not complete. You should read Section 1701.85 of the Ohio General Corporation Law for a more complete discussion of the procedures. This section is attached as Appendix B to this document. If you fail to take any one of the required steps, your dissenters' rights may be terminated under Ohio law. If you are considering dissenting, you should consult your own legal advisor.

      To exercise dissenters' rights, you must satisfy five conditions:

      *  you must be a shareholder of record on February 23, 2001;

      *  you must not vote your shares in favor of the merger;

      * you must deliver a written demand for the fair cash value of the dissenting shares within 10 days of the Industrial Bancorp special meeting;

      * if Industrial Bancorp requests, you must send your stock certificates to Industrial Bancorp within 15 days of the request so that a legend may be added stating that a demand for fair cash value has been made; and

      * if you have not reached an agreement as to the fair cash value of your shares with Industrial Bancorp, you must file a complaint in court for determination of the fair cash value.

      All demands should be sent to Industrial Bancorp, 211 North Sandusky Street, Bellevue, Ohio 44811, Attention: Secretary.

      "Fair cash value" is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay. In no event will the fair cash value be in excess of the amounts specified in the dissenting shareholder's demand. Fair cash value is determined as of the day before the special meeting, excluding any appreciation or depreciation in market value of your shares resulting from the merger. The fair cash value of your shares may be higher, the same, or lower than the market value of Industrial Bancorp shares on the date of the merger.

      The following is a more detailed description of the conditions you must satisfy to perfect your dissenters' rights:

      * You must be the record holder of the dissenting shares as of February 23, 2001. If you have a beneficial interest in Industrial Bancorp shares that are held of record in the name of another person, you must cause the shareholder of record to follow the required procedures.

      * You must not vote in favor of the merger. This requirement is satisfied if:

         * you submit a properly executed proxy with instructions to vote "against" the adoption of the merger agreement or to "abstain" from the vote; or

         * you do not return a proxy or you revoke a proxy and you do not cast a vote at the special meeting in favor of the adoption of the merger agreement.

            If you vote in favor of the merger agreement, you will lose your dissenters' rights. If you sign a proxy and return it but do not indicate a voting preference on the proxy, the proxy will be voted in favor of the adoption of the merger agreement and will constitute a waiver of dissenters' rights.

      * You must file a written demand with Industrial Bancorp on or before the 10th day after the special meeting at which the Industrial Bancorp shareholders approved the merger. Industrial Bancorp will not inform you of the expiration of the 10-day period. The written demand must include your name and address, the number of dissenting shares and the amount you claim as the fair cash value of those shares. Voting against the merger does not constitute a written demand as required under Ohio law.

      * If Industrial Bancorp requests, you must submit your certificates for dissenting shares to Industrial Bancorp within 15 days after it sends its request that a legend be placed on the certificates, demonstrating that demand for cash value was made. The certificates will be returned to you by Industrial Bancorp. Industrial Bancorp intends to make this request to dissenting shareholders.

      * You must file a petition with the court if you do not reach an agreement with Industrial Bancorp as to the fair cash value of your shares. You must file the petition with the Court of Common Pleas of Huron County, Ohio, for a determination of the fair cash value of the dissenting shares within three months after service of your demand to Industrial Bancorp for fair cash value. The court will determine the fair cash value per share. The costs of the proceeding, including reasonable compensation to appraisers, will be assessed as the court considers equitable.

      Your right to receive the fair cash value of your dissenting shares will terminate if:

      *  the merger does not become effective;

      *  you fail to make a timely written demand on Industrial Bancorp;

      * you do not, upon request of Industrial Bancorp, surrender your Industrial Bancorp certificates in a timely manner;

      *  you withdraw your demand, with the consent of Industrial Bancorp;
         or

      * Industrial Bancorp and you have not come to an agreement as to the fair cash value of the dissenting shares and you have not timely filed a complaint.

                                 The parties

United Community Financial

      United Community Financial was incorporated in the State of Ohio in February 1998 in connection with the conversion of Home Savings from a mutual savings association to a permanent capital stock savings association.

      Home Savings was organized as a mutual savings association under Ohio law in 1889. Home Savings was converted to a capital stock savings association on July 8, 1998. Home Savings conducts business from its main office located in Youngstown, Ohio and 17 full-service branches, located in the northeastern Ohio communities of Austintown, Boardman, Canfield, Columbiana, East Palestine, Liberty Township, Lisbon, Niles, Poland, Salem, Struthers and Warren. Home Savings also operates five loan production offices in the northeastern Ohio communities of Beechwood, Canton, Medina, Mentor and Stow. The principal business of Home Savings is the origination of mortgage loans on one- to four-family residential real estate located in Home Savings' primary market area, which consists of northern Columbiana County, Mahoning County and southern Trumbull County. Home Savings also originates loans secured by nonresidential real estate in its primary market area. In addition to real estate lending, Home Savings originates commercial loans and various types of consumer loans, including home equity loans, education loans, loans secured by savings accounts, motor vehicles, boats and recreational vehicles and unsecured loans.

      On August 12, 1999, Butler Wick Corp. became a wholly-owned subsidiary of United Community Financial. Butler Wick is the parent company for three wholly-owned subsidiaries: Butler Wick & Co., Inc., Butler Wick Asset Management Company and Butler Wick Trust Company. Butler Wick conducts business from its main office located in Youngstown, Ohio, seven offices located in the northern Ohio communities of Alliance, Cleveland, Canfield, Kent, Warren, Canton, and Salem and two offices in the Western Pennsylvania communities of Franklin and Sharon. Butler Wick primarily sells common and preferred stocks, but also offers an array of government, corporate and municipal bonds, unit trusts, mutual funds, IRA's, money market accounts and certificates of deposit. Butler Wick also offers investments in precious metals and a full line of life insurance and annuity products, personal and corporate financial planning, estate planning, pension and profit sharing.

Industrial Bancorp

      Industrial Bancorp was incorporated in the State of Ohio in February 1995 in connection with the conversion of Industrial Savings from a mutual savings association to a permanent capital stock savings association.

      Industrial Savings was organized as a mutual savings association under Ohio law in 1890. Industrial Savings was converted to a capital stock savings association on August 1, 1995. Industrial Savings conducts business from its main office at 211 N. Sandusky Street in Bellevue, Ohio, and its eleven branch offices in the northern Ohio communities of Ashland, Bellevue, Clyde, Findlay, Fremont, Lexington, Norwalk, Sandusky, Tiffin and Willard. Industrial Savings is principally engaged in the business of originating construction and permanent mortgage loans secured by first mortgages on one- to four-family residential real estate located in Industrial Savings' primary market area, which consists of the seven Ohio counties in which its offices are located: Ashland, Erie, Hancock, Huron, Richland, Sandusky and Seneca. Industrial Savings also originates construction and permanent mortgage loans secured by multifamily real estate (over four units) and nonresidential real estate in its primary market area. In addition to real estate loans, Industrial Savings originates a limited number of commercial loans and secured and unsecured consumer loans.

                                 The merger

Background and reasons for the merger

      In 1995, Industrial Savings converted from a mutual savings and loan association to a stock savings and loan association. In connection with the conversion, Industrial Bancorp was formed as a savings and loan holding company and issued 5,554,500 common shares in a public offering.

      The directors were concerned that despite prior actions taken to enhance shareholder value, such as a $3.50 return of capital in 1996 and a series of stock repurchases, Industrial Bancorp's stock had lost significant market value in recent years, falling from a high of $23.50 in the first quarter of 1998 to a low of $10.50 in the first quarter of 2000. As the directors evaluated the future prospects of Industrial Bancorp and strategies for increasing shareholder value, they considered whether Industrial Bancorp could remain competitive, sustain earnings growth and provide an acceptable return for shareholders in an industry in which competition was affected not only by significant technological change but also by the proliferation of alternative deposit products and independent mortgage lenders.

      The Board of Directors decided that Industrial Bancorp should consult its financial advisor to advise the directors on methods of enhancing shareholder value. In May 2000, Trident Securities met with the directors to discuss the market for financial institution stocks generally, the prospects for Industrial Bancorp and recent merger and acquisition activity in the industry. The Board of Directors met again in June 2000 to discuss the information provided by Trident Securities, Industrial Bancorp's business plan and the effect of current competitive pressures and industry and market factors. At that meeting, the Board of Directors determined that Industrial Bancorp should consider a merger with another financial institution as a means of enhancing shareholder value. The Board of Directors agreed to engage Trident Securities to assist in this process and signed an engagement letter with Trident Securities on Junes 23, 2000.

      At the meeting, Trident Securities presented a list of bank and thrift holding companies that might be interested in a merger with Industrial Bancorp and that could provide a satisfactory return to Industrial Bancorp's shareholders. After an extensive discussion of the list, and on the basis of historic financial performance and a variety of other factors, the directors authorized Trident Securities to contact 12 potential acquirors. Based on the initial selection criteria, United Community Financial was not among the 12 companies initially asked to submit an offer.

      Of the 12 companies, 11 companies signed a confidentiality agreement and received a package of detailed information regarding Industrial Bancorp. Two companies subsequently submitted non-binding indications of interest. Trident Securities met with the Board of Directors to discuss the two proposals and provided the board with an analysis of each of the indications of interest, including a financial and market analysis and additional relevant information. The Board of Directors concluded that one of the two proposals was too low to warrant further consideration, leaving only one proposal from a regional bank holding company for the board to consider. Trident Securities advised the board that a competitive bidding situation often produced a better value for shareholders, and discussed the merits of expanding the group of prospective acquirors. Trident Securities reviewed the profile of other companies that the board might consider inviting to participate in the process, with an emphasis on limiting the participants to those companies who appeared to have the financial ability to offer an acceptable price and who would most logically have an interest in Industrial Savings, considering its geographic market, asset size and other relevant factors. After considering several companies, the board concluded that United Community Financial best satisfied the board's criteria and authorized Trident Securities to contact United Community Financial.

      United Community Financial responded favorably to the invitation, and received the descriptive materials that had been provided to the other prospective acquirors. Upon completing its review of the information, United Community Financial submitted a written indication of interest outlining the terms of a cash acquisition.

      On November 20, 2000, the Board of Directors met with Trident Securities and legal counsel to review the indications of interest from United Community Financial and the bank holding company. The initial proposal received by Industrial Bancorp from the bank holding company provided that Industrial Bancorp shareholders would receive a combination of cash and the acquiror's stock with a value of approximately $17.50 per Industrial Bancorp share. The stock component of the consideration could not exceed 70% of the total consideration. Each Industrial Bancorp shareholder would be permitted to elect to receive cash or stock, with the stock component to be prorated if the aggregate stock elections exceeded the 70% limit. The United Community Financial proposal as of that date called for the exchange of each Industrial Bancorp share for $19.75 in cash.

      Although the United Community Financial proposal clearly provided a higher price per share, the board considered the income tax consequences of the United Community Financial offer relative to the potential to partially defer recognizing taxable gain with the bank holding company offer. The bank holding company proposal, on the other hand, involved market risk to the extent that the consideration included the acquiror's shares. Because the offer involved a fixed exchange ratio, the value of the consideration would fluctuate with the market price of the acquiror's stock. The directors recognized that the stock market in general had been very volatile for a significant period of time, and bank and thrift holding company stocks in particular had been experiencing a downward trend for much of the previous two years. Because of the need for shareholder and regulatory approval of any merger, the directors considered that the time between the execution of a merger agreement and the closing of a merger would be five months or more.

      The bank holding company proposal and the United Community Financial proposal also would have distinctly different effects on the employees of Industrial Savings and the communities served by Industrial Savings. Because the bank holding company already had banking facilities in part of Industrial Savings' market, it was likely that the bank holding company would close one or more Industrial Savings branches, resulting in fewer banking choices for consumers and job elimination for many employees. United Community Financial, in contrast, would be using the Industrial Bancorp acquisition to enter new markets and would be unlikely to close branches or terminate employees.

      Based on these and other relevant factors, the board preliminarily determined that a merger with United Community Financial would be in the best interests of Industrial Bancorp and its shareholders. Before finalizing its discussion, the board instructed Trident Securities to contact both of the prospective acquirors to obtain their best and final offers.

      Trident Securities then engaged in further discussions with both of the companies, and United Community Financial subsequently increased its proposed price to $20.375 per share. The board decided to pursue the United Community Financial proposal, and instructed management to negotiate the terms and conditions of the merger agreement. At joint meetings of the Boards of Directors of Industrial Bancorp and Industrial Savings on December 8 and 9, 2000, Trident Securities and counsel reviewed the terms of the negotiated merger agreement and its exhibits. Trident Securities provided a detailed analysis of the financial terms of the merger agreement and concluded by rendering its opinion that the financial consideration provided in the merger agreement was fair to the shareholders of Industrial Bancorp as of such date from a financial point of view. The directors concluded that the United Community Financial transaction would be in the best interests of the Industrial Bancorp shareholders and voted unanimously to approve the merger agreement.

      The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but constitutes the material factors considered by the Board of Directors. In reaching its determination to approve and recommend the merger agreement, the directors did not assign any relative or specific weights to the various factors, and individual directors may have weighed factors differently. The terms of the merger agreement were the product of arm's length negotiations between representatives of Industrial Bancorp and United Community Financial.

      For the reasons set forth above, the Board of Directors of Industrial Bancorp has unanimously approved the merger agreement and recommends that the shareholders of Industrial Bancorp vote for the approval and adoption of the merger agreement.

Opinion of Trident Securities

      Industrial Bancorp retained Trident Securities to act as its financial advisor in connection with a possible merger and related matters. As part of its engagement, Trident Securities agreed, if requested by Industrial Bancorp, to render an opinion with respect to the fairness, from a financial point of view, to the shareholders of Industrial Bancorp of the consideration to be received by the Industrial Bancorp shareholders in the merger. Trident Securities is a nationally recognized specialist for the financial services industry. Trident Securities is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Industrial Bancorp selected Trident Securities as its financial advisor based upon Trident Securities' qualifications, expertise, reputation and familiarity with Industrial Bancorp.

      Trident Securities delivered a written opinion dated December 8, 2000 to the Industrial Bancorp Board of Directors that the per share merger consideration Industrial Bancorp shareholders would receive was fair, from a financial point of view, to the Industrial Bancorp shareholders as of the date of the opinion. Trident Securities updated its December 8, 2000 opinion as of the date of this document. No limitations were imposed by Industrial Bancorp on Trident Securities with respect to the investigations made or the procedures followed in rendering its opinion.

      The full text of Trident Securities' written opinion, dated as of the date of this document, which sets forth the assumptions made, matters considered and extent of review by Trident Securities, is attached as Appendix C and is incorporated herein by reference. It should be read carefully and in its entirety. The following summary of Trident Securities' opinion is qualified in its entirety by reference to the full text of the opinion. Trident Securities' opinion is addressed to the Industrial Bancorp Board of Directors and does not constitute a recommendation to any shareholder of Industrial Bancorp as to how such shareholder should vote at the Industrial Bancorp special meeting.

      Trident Securities, in connection with rendering its opinion:

      * reviewed Industrial Bancorp's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1997, 1998 and 1999, including the audited financial statements contained therein;

      * reviewed Industrial Bancorp's Quarterly Report on Form 10-Q for the three month periods ended March 31, 2000, June 30, 2000 and September 30, 2000;

      * reviewed other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Industrial Bancorp and United Community Financial provided to Trident Securities or publicly available;

      * participated in meetings and telephone conferences with the senior management of Industrial Bancorp and United Community Financial concerning the financial condition, business, assets, financial forecasts and prospects of each company, as well as other matters Trident Securities believed relevant to its inquiry;

      * reviewed stock market information for Industrial Bancorp shares and compared it with similar information for other companies whose shares are publicly traded;

      * compared the results of operations and financial condition of Industrial Bancorp and United Community Financial with that of other companies that Trident Securities deemed to be relevant for purposes of its opinion;

      * reviewed the financial terms, to the extent publicly available, of other acquisition transactions that Trident Securities deemed to be relevant for purposes of its opinion;

      * reviewed the agreement dated December 9, 2000 and its schedules, exhibits and related documents; and

      * performed such other reviews and analyses as Trident Securities deemed appropriate.

      The written opinions provided by Trident Securities to Industrial Bancorp were necessarily based upon economic, monetary, financial market and other relevant conditions on the dates provided.

      In connection with its review and arriving at its opinion, Trident Securities relied upon the accuracy and completeness of the financial information and other pertinent information provided by Industrial Bancorp and United Community Financial to Trident Securities for purposes of rendering its opinion. Trident Securities did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Industrial Bancorp and United Community Financial with the input of their respective managements, as well as projections of cost savings and operating synergies, Trident Securities assumed that this information reflected the best available estimates and judgments of Industrial Bancorp and United Community Financial as to the future performance of the separate and combined entities and that the projections provided a reasonable basis for Trident Securities to formulate its opinion. Neither Industrial Bancorp nor United Community Financial publicly discloses internal management projections of the type utilized by Trident Securities in connection with Trident Securities' role as financial advisor to Industrial Bancorp. Therefore, the projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing Industrial Bancorp and United Community Financial. Accordingly, actual results could vary significantly from those set forth in the respective projections.

      Trident Securities does not claim to be an expert in the evaluation of loan portfolios or the related allowance for loan losses and therefore assumes that such allowances for Industrial Bancorp and United Community Financial are adequate to cover such losses. In addition, Trident Securities does not assume responsibility for the review of individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Industrial Bancorp or United Community Financial, nor was Trident Securities provided with such appraisals. Furthermore, Trident Securities assumes that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by Industrial Bancorp, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for Industrial Bancorp, Trident Securities adjusted the data to reflect full dilution, i.e., the effect of the exercise of all outstanding stock options. Also, Trident Securities assumed that the merger will be recorded as a "purchase" in accordance with generally accepted accounting principles.

      In connection with rendering its opinion, Trident Securities performed a variety of financial and comparative analyses, which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by Trident Securities. Moreover, Trident Securities believes that these analyses must be considered as a whole and that selecting portions of the analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Trident Securities also included assumptions with respect to general economic, financial market and other financial conditions. Furthermore, Trident Securities drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Trident Securities' analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals nor to necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the analyses performed by Trident Securities were assigned a greater significance by Trident Securities than any other in deriving its opinion.

      Comparable Transaction Analysis: Trident Securities reviewed and compared financial performance and pricing information for groups of comparable pending and completed thrift merger transactions (through December 4, 2000) it deemed pertinent to an analysis of the merger. The pricing ratios for the merger were compared to the average and median ratios of (i) price to last twelve months earnings, (ii) price to tangible book value, (iii) price to capital-adjusted tangible book value and (iv) tangible book value premium to core deposits for each of the following comparable transaction groups:

      * all recent thrift acquisitions in the United States announced within the preceding 12 months ("All Recent Median");

      * all thrift acquisitions in the United States announced within the preceding 90 days ("Last 90 Days Median");

      * all pending thrift acquisitions in the United States that have been announced but have yet to close ("All Pending Median");

      * all Midwest thrift acquisitions announced within the preceding 12 months ("Midwest Recent Median");

      * all thrift acquisitions in Ohio announced within the preceding 12 months ("Ohio Recent Median");

      * all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with assets of $300-$500 million ("Assets $300mm-$500mm Median");

      * all thrift acquisitions in the United States announced within the preceding 12 months with a total deal size of $50-$100 million ("Deal Size $50mm-$100mm Median");

      * all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average assets of 125 basis points-150 basis points ("ROAA 125bp-150bp Median");

      * all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average equity of 8%-12% ("ROAE 8%-12% Median");

      * all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with tangible capital of 12%-16% ("Tangible Capital 12%-16% Median"); and

      * Guideline thrift acquisitions announced in the past two years involving acquired thrifts with capital levels and returns on average equity similar to Industrial Bancorp ("Guideline Median").

The following table represents a summary analysis of the comparable transactions analyzed by Trident Securities based on the announced transaction values:


                                                           Price/                     Tangible
                                                           Capital                    Book
                                   Number    Price/        Adjusted    Price/         Premium/
                                   of        Tangible      Tangible    LTM            Core
                                   Deals     Book Value    Book(2)     Earnings(3)    Deposits(4)

All Recent Median                    64        139.8%       173.0%        19.4x           8.2%

Last 90 Days Median                  11        124.7%       152.5%        16.9x           5.8%

All Pending Median                   24        130.3%       143.5%        17.8x           8.3%

Midwest Recent Median                22        133.1%       150.3%        19.0x           8.3%

Ohio Recent Median                    4        112.3%       132.3%        16.0x           5.9%

Assets $300mm-$500mm Median           7        115.9%       167.5%        17.3x           7.0%

Deal Size $50mm-$100mm Median        10        130.0%       162.0%        18.6x          11.2%

ROAA 125bp-150bp Median               4        120.2%       130.5%        18.6x          14.2%

ROAE 8%-12% Median                   12        136.4%       164.8%        16.2x           7.7%

Tangible Capital 12%-16% Median      13        136.0%       174.8%        29.0x          11.1%

Guideline Median                     10        133.1%       170.4%        17.6x           7.0%

Industrial Bancorp (1)                         160.0%       227.6%        16.4x          13.5%

--------------------
<F1>  Industrial Bancorp pricing data based on per share consideration of
      $20.375.
<F2>  Price and capital adjusted to eliminate the impact of excess capital
      (assumes 7% capital is adequate).
<F3>  Last 12 months' earnings per share.
<F4>  Tangible book value premium as a percentage of core deposits.

      The value of the transaction indicates that the per share merger consideration to be received by Industrial Bancorp shareholders falls within the range of median values of similar transactions, represented by the comparable groups, based on multiples of price to last twelve months earnings, price to tangible book values, capital adjusted price to tangible book values, and tangible book value premium to core deposits.

      Discounted Cash Flow Analysis: Trident Securities prepared a discounted cash flow analysis relating to Industrial Bancorp's estimated value on a stand-alone basis. This analysis utilized a range of discount rates of 10.5% to 13.5% and a range of terminal multiples of 11.0x to 16.0x earnings. The analyses resulted in a range of present values of between $14.11 and $20.91 per share. Trident Securities noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend pay-out rates and discount rates.

      Based on the aforementioned analyses and Trident Securities' experience with numerous mergers involving thrift institutions, it is Trident Securities' opinion that, as of the date of this document, the merger consideration to be received by Industrial Bancorp shareholders in the merger is fair from a financial point of view.

      No company used as a comparison in the above analyses is identical to Industrial Bancorp, United Community Financial or the combined entity and no other transaction is identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, such analyses involve complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which Industrial Bancorp, United Community Financial and the combined entity are being compared.

      In connection with the delivery of its opinion dated as of the date of this document, Trident Securities performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. Trident Securities did not perform any analyses in addition to those described above in updating the opinion.

      For its financial advisory services provided to Industrial Bancorp, Trident Securities has been paid fees of $60,000 to date and will be paid an additional fee that will amount to 1.00% of the aggregate consideration received by Industrial Bancorp shareholders (less the $60,000 previously paid) at the effective time of the merger. In addition, Industrial Bancorp has agreed to reimburse Trident Securities for all reasonable out-of-pocket expenses incurred by it on Industrial Bancorp's behalf and to indemnify Trident Securities against certain liabilities, including any which may arise under the federal securities laws.

      Trident Securities is a member of all principal securities exchanges in the United States and in the conduct of its broker-dealer activities has from time to time purchased securities from, and sold securities to, Industrial Bancorp and/or United Community Financial. As a market maker, Trident Securities may also have purchased and sold the securities of Industrial Bancorp and/or United Community Financial for Trident Securities' own account and for the accounts of its customers. Additionally, Trident Securities has provided certain investment banking services in the past for both Industrial Bancorp and United Community Financial, for which Trident Securities has received customary compensation.

      The full text of the opinion of Trident Securities, which is attached as Appendix C to this document, sets forth certain assumptions made, matters considered and limitations on the review undertaken by Trident Securities, and should be read in its entirety. The summary of the opinion of Trident Securities set forth in this document is qualified in its entirety by reference to the opinion.

Recommendation of the Board of Directors of Industrial Bancorp

      The Board of Directors of Industrial Bancorp unanimously recommends that the Industrial Bancorp shareholders vote FOR the adoption of the merger agreement. The Board of Directors believes that the terms of the merger are fair to, and in the best interests of, Industrial Bancorp's shareholders.

Exchange of Industrial Bancorp shares

      If the holders of at least a majority of Industrial Bancorp shares approve the merger, if all necessary regulatory approvals are received and if all conditions to the completion of the merger are satisfied or waived, Industrial Bancorp and Industrial Savings will be acquired by United Community Financial and Home Savings. For tax purposes, the acquisition of Industrial Bancorp and Industrial Savings will be accomplished through a three step process. First, Industrial Bancorp will merge with a wholly owned subsidiary of Home Savings that is created for the purposes of the merger. As a result of this merger, Industrial Bancorp will be the surviving corporation and Home Savings will be its sole shareholder. At the effective time of the merger of the merger subsidiary into Industrial Bancorp, each Industrial Bancorp share will be converted into the right to receive $20.375 in cash, and all Industrial Bancorp shares will be cancelled and extinguished. Second, Industrial Bancorp will be liquidated and its assets distributed to Home Savings. Finally, Industrial Savings will be merged with and into Home Savings, with Home Savings being the surviving savings and loan association and wholly owned subsidiary of United Community Financial. Steps two and three of this process will occur immediately after the merger of the merger subsidiary into Industrial Bancorp.

      Assuming that immediately before the consummation of the merger there will be 4,333,883 Industrial Bancorp shares outstanding and vested options to purchase 369,485 Industrial Bancorp shares, the total amount of cash to be paid to Industrial Bancorp shareholders and option holders would be approximately $9.8 million.

Exchange of certificates evidencing Industrial Bancorp shares

      After the merger is effective, an exchange agent of Homes Savings will mail to you a form letter of transmittal containing instructions for surrendering your Industrial Bancorp share certificates. When you surrender your certificates for cancellation, together with a properly executed letter of transmittal, you will be entitled to receive cash in an amount equal to $20.375 per share. Until you surrender your certificates, Home Savings will not pay you the per share merger consideration.

      If you have lost or misplaced your Industrial Bancorp share certificate, you should immediately call Industrial Bancorp's transfer agent, Registrar and Transfer Company, at (908) 497-2300. The transfer agent will mail to you instructions for replacing the lost certificate.

Representations and warranties

      Each of United Community Financial, Home Savings, Industrial Bancorp and Industrial Savings has made representations and warranties in the merger agreement regarding:

      * corporate organization and authority to engage in its business and in the merger;

      *  ownership of subsidiaries;

      * subsidiary organization and authority to engage in its business and in the merger;

      *  authorization and execution of the agreement;

      *  securities and regulatory reports and records;

      *  financial statements;

      *  material adverse changes;

      *  legal proceedings; and

      *  truth and completeness of information.

      In addition, Industrial Bancorp and Industrial Savings have made representations and warranties regarding:

      *  environmental compliance;

      *  taxes;

      *  past conduct of business and compliance with laws;

      *  employee benefit plans and ERISA compliance;

      *  contracts;

      *  brokers and finders;

      *  insurance;

      *  properties;

      *  labor relations;

      *  allowance for loan losses;

      *  year 2000 compliance;

      *  officer and director interests;

      *  the fairness opinion;

      *  the absence of undisclosed liabilities;

      *  loan and investment portfolios;

      *  interest rate risk management;

      *  dividends; and

      *  other matters.

      In addition, United Community Financial and Home Savings have represented and warranted that they have the financial resources to perform their obligations under the merger agreement.

Covenants

      During the period between December 9, 2000 and the completion of the merger, each of Industrial Bancorp, Industrial Savings, United Community Financial, and Home Savings has agreed to conduct its business in the ordinary and usual course, and to use its reasonable best efforts to enable completion of the merger as soon as reasonably possible. Additionally, all the above parties have agreed to:

      * promptly prepare and file all documents required for all necessary regulatory approvals;

      * share information needed to accomplish anything contemplated in the merger agreement;

      * not issue any press release related to the merger agreement or merger without consulting each party;

      * not take any action that would amount to a breach of any representation or warranty, or that would delay completion of the merger, without the written consent of the other parties;

      * take all necessary action to cause the two subsequent mergers to occur;

      *  supplement and amend any materials previously disclosed as needed;
         and

      * notify the other parties if any of the parties believes a condition to the merger agreement will not be satisfied prior to its termination.

      Industrial Bancorp and Industrial Savings have also agreed to:

      * allow United Community Financial reasonable access to all its properties, personnel, and records;

      * confer with United Community Financial periodically regarding its financial condition and operations;

      * provide United Community Financial an estimate of, and pay for, its merger-related expenses;

      * conform its lending, accounting, and data processing policies to that of United Community Financial; and

      * provide United Community Financial with environmental reports related to any property owned or being used by it.

      Industrial Bancorp and Industrial Savings have also agreed, absent prior written consent of United Community Financial, not to:

      * declare a dividend, except for regular quarterly cash dividends not to exceed $0.19 per share;

      *  effect a stock split, recapitalization or reclassification;

      *  authorize, sell or issue shares of their stock;

      * amend their Articles of Incorporation, Code of Regulations, Charter or Bylaws;

      * increase the compensation of any of their officers, directors, or employees, other than in the ordinary course of business and in accordance with past practices;

      * enter into, modify, or contribute to any stock option or management recognition plan, except to permit the acceleration of vesting of awards under existing benefit plans in connection with the merger;

      * make or commit to make a loan in excess of $275,000 relating to loans secured by one- to four-family properties and in excess of $500,000 relating to loans secured by commercial properties;

      * change its method of accounting that was in effect on December 31, 1999;

      * make any capital expenditure greater than $10,000 individually or $25,000 in the aggregate, unless in the ordinary course of business or pursuant to the merger agreement;

      *  apply or contract to obtain a new branch or site location;

      *  acquire an equity interest in another entity;

      *  grant any preferential rights to buy any of its assets;

      *  materially change their lending and investment policies;

      * enter into a contract or agreement for the purpose of hedging their interest-earning exposure; or

      * materially increase or decrease any rate of interest, except in a manner consistent with past practices.

      Neither Industrial Bancorp nor Industrial Savings may solicit or initiate any proposals or offers from any person, or discuss or negotiate with any person or entity, for any acquisition or purchase of all or a substantial portion of the assets of, any equity security of, or any merger, consolidation or business combination with, Industrial Bancorp or Industrial Savings. Industrial Bancorp or Industrial Savings may enter into discussions regarding any of these transactions if any person or entity makes an unsolicited proposal and the Industrial Bancorp Board of Directors determines it must commence discussions as required by the good faith exercise of its fiduciary duties to the Industrial Bancorp shareholders. Industrial Bancorp must provide United Community Financial with oral and written notice of such discussions. If Industrial Bancorp enters into an agreement with any person or entity for the acquisition or purchase of all or a material amount of Industrial Bancorp's assets or equity securities, or for any merger, consolidation or business combination, Industrial Bancorp shall pay United Community Financial $4,000,000.

      For three years after completion of the merger, United Community Financial will indemnify the past and present officers and directors of Industrial Bancorp and its subsidiaries. United Community Financial will also include them, for three years, under the current directors and officers' liability insurance policy of United Community Financial.

      Employees of Industrial Bancorp or Industrial Savings who remain employed by United Community Financial or Home Savings will be eligible to participate in United Community Financial's ESOP on January 1, 2003. These employees shall be eligible to participate in other benefit plans as soon as permitted by those plans.

      Industrial Bancorp will terminate its ESOP. The per share merger consideration will be paid into the ESOP for each of its shares. The money received for unallocated ESOP shares will be used to repay in full the ESOP loan from Industrial Bancorp and the remaining cash will be allocated to the accounts of plan participants.

      Home Savings will organize a new subsidiary under Ohio law. This newly created subsidiary will merge into Industrial Bancorp, with Industrial Bancorp being the surviving entity.

Conditions

      United Community Financial, Home Savings, Industrial Bancorp and Industrial Savings may complete the merger only if:

      * the merger agreement is approved by the holders of at least a majority of the outstanding Industrial Bancorp shares;

      *  the parties receive all required regulatory approvals;

      * no law or regulation exists that would make completion of the mergers illegal; and

      * no proceeding initiated by any governmental entity seeking to restrain or prohibit the mergers is pending.

      Industrial Bancorp and Industrial Savings will not be required to complete the merger unless the following conditions are satisfied:

      * United Community Financial and Home Savings' representations and warranties in the merger agreement are true in all material respects;

      * United Community Financial and Home Savings have satisfied, in all material respects, their obligations and covenants in the merger agreement; and

      * United Community Financial certifies in writing that it has fulfilled all the conditions to which it is subject.

      In addition, United Community Financial and Home Savings will not be required to complete the merger unless the following conditions are satisfied:

      * Industrial Bancorp and Industrial Savings' representations and warranties in the merger agreement are true in all material respects;

      * Industrial Bancorp and Industrial Savings have satisfied, in all material respects, their obligations and covenants in the merger agreement;

      * Industrial Bancorp certifies in writing that it has fulfilled all the conditions to which it is subject;

      * the holders of not more than 10% of the outstanding Industrial Bancorp shares have dissented;

      * Industrial Bancorp has accounted for all its merger related expenses ;

      * Home Savings has entered into employment agreements with Messrs. Windau and Beal; and

      * the merger will not adversely affect United Community Financial's status as a unitary savings and loan holding company.

      United Community Financial and Industrial Bancorp may waive any of the conditions unless the waiver is prohibited by law.

      United Community Financial and Home Savings have submitted applications to the Office of Thrift Supervision and the Ohio Division of Financial Institutions seeking approval of the mergers. It is anticipated that the Office of Thrift Supervision and the Ohio Division of Financial Institutions will approve the mergers. United Community Financial and Industrial Bancorp are not aware of any basis for disapproving the merger. There can be no assurance, though, that all regulatory approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements that would so reduce the benefits of the transactions contemplated by the merger that, had such condition or requirement been known, neither United Community Financial nor Industrial Bancorp would have entered into the merger agreement.

Effective time

      Following the satisfaction or waiver of all conditions in the merger agreement, Home Savings and Industrial Bancorp will file as soon as practicable a Certificate of Merger with the Secretary of State of the State of Ohio in order to complete the merger. It is anticipated that the merger will be completed during the second quarter of 2001.

Termination and amendment

      Either United Community Financial or Industrial Bancorp may terminate the merger agreement or the merger under the circumstances described below, whether or not the shareholders already have voted to approve the merger agreement. Termination may occur by the mutual consent of United Community Financial, Home Savings, Industrial Bancorp and Industrial Savings, or by either United Community Financial or Industrial Bancorp if:

      * the other party has breached any covenant, representation or warranty contained in the agreement, unless cured within 30 days of notice;

      * any application for approval of a government entity, that is necessary to consummate the merger agreement, has been denied or withdrawn at the request of the governmental entity that must grant such approval;

      * the shareholders of Industrial Bancorp do not approve the merger agreement;

      *  the merger is not consummated by July 31, 2001; or

      *  certain environmental compliance costs exceed $1,000,000.

      The merger agreement may be amended at any time before or after the special meeting of Industrial Bancorp shareholders. An amendment of the merger agreement which materially and adversely affects the rights of the shareholders of Industrial Bancorp and which takes place after the special meeting of shareholders, however, will not be made without further approval of the Industrial Bancorp shareholders. If necessary, Industrial Bancorp will seek approval at a subsequent meeting of shareholders.

      If the merger is not completed because Industrial Bancorp enters into an agreement with a party other than United Community Financial, Industrial Bancorp will be required to pay a fee of $4,000,000 to United Community Financial. If any of the parties to the merger agreement willfully breach the merger agreement, the breaching party will be required to pay all reasonable expenses of the other party, not to exceed $500,000.

Interests of directors and executive officers

      Certain members of Industrial Bancorp management have interests in the merger in addition to their interests solely as Industrial Bancorp shareholders.

      Officers and Directors. David M. Windau and Stephan Beal will each enter into an employment agreement with Home Savings to become officers of Home Savings. Home Savings will also elect Mr. Windau as a director.

      Termination of employee stock ownership plan. Before the merger is effective, Industrial Bancorp will terminate its employee stock ownership plan. Upon consummation of the merger, all Industrial Bancorp shares held by the ESOP trustee will be exchanged for the cash consideration to be paid in accordance with the merger agreement. The trustee will use the cash paid on unallocated ESOP shares to retire the loan from Industrial Bancorp to the ESOP. As of December 31, 2000, the outstanding balance on the loan was $2,587,725. If there is any cash remaining after the loan is retired, it will be allocated and distributed to ESOP participants.

      Stock options. Holders of vested options to purchase not more than 369,485 Industrial Bancorp shares shall, at the effective time of the merger, have the right to receive a cash payment from United Community Financial equal to the difference between $20.375 and the $11.00 exercise price per share of the options. Currently, some of the outstanding options are unvested. At the special meeting of shareholders you will be asked to vote upon an amendment to the stock option plan that will permit these options to vest at the effective time of the merger so that the holders will be entitled to receive the cash payment.

      Management recognition plan shares. If the amendment to the Industrial Savings management recognition plan is approved, at the effective time of the merger, each unvested share of Industrial Bancorp restricted stock that was granted under the management recognition plan will vest and the holder shall be entitled to receive $20.375 per share.

      Indemnification and insurance. For a period of three years after the merger is completed, United Community Financial will indemnify the past and present directors and officers of Industrial Bancorp and its subsidiaries to the fullest extent permitted by United Community Financial's Articles of Incorporation and Code of Regulations. United Community Financial has also agreed to extend its directors' and officers' liability insurance to cover the directors and officers of Industrial Bancorp and its subsidiaries.

      The full text of the merger agreement is attached as Appendix A to this document. The summary of the merger agreement and its terms and conditions set forth in this document is qualified in its entirety by reference to the merger agreement.

Federal income tax consequences

      Each Industrial Bancorp shareholder who receives cash will recognize a gain or loss for federal income tax purposes, depending upon the shareholders adjusted basis in the Industrial Bancorp shares. If your shares qualify as a capital asset, your gain or loss will be treated as capital gain or loss and will be either short-term or long-term depending upon how long you have owned your shares.

      Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax results will depend on your specific situation and other variables that are not within the control or knowledge of United Community Financial or Industrial Bancorp.

      Because of the complexities of the federal, state and local tax laws, we recommend that you consult your own tax advisor.

Regulatory approvals

      United Community Financial and Industrial Bancorp have agreed to use their reasonable best efforts to obtain all regulatory approvals required to consummate the acquisition, which includes applications to the Office of Thrift Supervision and the Ohio Department of Financial Institutions. United Community Financial and Industrial Bancorp have completed the filing of these applications and notifications prior to the date of this document. The merger cannot proceed in the absence of these regulatory approvals. There can be no assurance that these regulatory approvals will be obtained, and, if obtained, there can be no assurance of the date of any such approvals or the absence of any litigation challenging these approvals. United Community Financial and Industrial Bancorp are not aware of any other regulatory approvals or actions that are required prior to the parties' consummation of the merger other than those described below.

      Office of Thrift Supervision. The merger is subject to the approval of the Office of Thrift Supervision under the Home Owners' Loan Act, as amended. United Community Financial has filed an application with the Office of Thrift Supervision for approval of the acquisition of Industrial Bancorp by United Community Financial through the merger of a subsidiary of Home Savings with and into Industrial Bancorp. The Office of Thrift Supervision is prohibited from approving the merger if the merger would result in a monopoly, or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or may have the effect on any section of the United States of substantially reducing competition, or tending to create a monopoly, or resulting in a restraint of trade, unless the Office of Thrift Supervision finds the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Assuming Office of Thrift Supervision approval is received, the merger may not be consummated until thirty days after the approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. With the approval of the Office of Thrift Supervision and the Department of Justice, the waiting period may be reduced to no less than fifteen days.

      In evaluating the application for approval of the merger, the Office of Thrift Supervision will consider the financial and managerial resources and future prospects of the companies involved in the merger. The Office of Thrift Supervision will also consider the convenience and needs of the community to be served.

      Ohio Division of Financial Institutions. The approval of the Ohio Division of Financial Institutions is required for the consummation of the merger of Industrial Savings into Home Savings. The Ohio Division of Financial Institutions will consider factors similar to those considered by the Office of Thrift Supervision when evaluating whether it will approve the application.

            Amendment to the Industrial Bancorp stock option plan

Purpose, administration and eligibility

      Industrial Bancorp shareholders adopted the Industrial Bancorp Stock Option and Incentive Plan at the 1996 annual meeting of shareholders. The purpose of the stock option plan is to attract, obtain and provide performance incentives to the directors, managerial and other key employees of Industrial Bancorp and Industrial Savings. The stock option plan is administered by the stock option committee, which grants options on the basis of an individual's responsibility, tenure and future potential.

      Without further approval of the shareholders, the Board of Directors may at any time terminate the stock option plan or may amend it as the Board of Directors may deem advisable, except that the Board of Directors may not, without the approval of the shareholders, make any amendment that would (a) increase the aggregate number of common shares which may be issued under the stock option plan (except for adjustments to reflect certain changes in the capitalization of the Industrial Bancorp), (b) materially modify the requirements as to eligibility for participation in the stock option plan, or (c) materially increase the benefits accruing to participants under the stock option plan. Notwithstanding the foregoing, the Board of Directors may amend the stock option plan to take into account changes in applicable securities, federal income tax and other applicable laws.

Option terms

      Options granted to the officers and employees under the stock option plan may be "incentive stock options" ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the stock option plan to directors who are not employees of the Industrial Bancorp or Industrial Savings will not qualify under the Code and thus will not be incentive stock options ("Non-Qualified Stock Options").

      The option exercise price of each option granted under the stock option plan is determined by the committee at the time of option grant; provided, however, that the exercise price for an option must not be less than 100% of the fair market value of the shares on the date of the grant. In addition, the exercise price of an ISO may not be less than 110% of the fair market value of the shares on the date of the grant if the recipient owns more than 10% of the Industrial Bancorp's outstanding common shares.

      The committee fixes the term of each option, except that an ISO shall not be exercisable after the expiration of ten years from the date it is granted; provided, however, that if a recipient of an ISO owns a number of shares representing more than 10% of the Industrial Bancorp shares outstanding at the time the ISO is granted, the term of the ISO shall not exceed five years. One-fifth of such stock options awarded under the stock option plan become exercisable on each of the first five anniversaries of the date of the award. If the fair market value of shares awarded pursuant to ISOs exercisable for the first time by a participant under the stock option plan during any calendar year exceeds $100,000, however, the ISOs will be considered Non-Qualified Stock Options to the extent of such excess.

      Stock options awarded under the stock option plan are exercisable at the rate of one-fifth per year commencing on the date that is one year after the date of the grant of such stock options. An option recipient cannot transfer or assign an option other than by will or in accordance with the laws of descent and distribution. Termination for cause, as defined in the stock option plan, will result in the annulment of any outstanding exercisable options. Any options which have not yet become exercisable shall terminate upon the resignation, removal or retirement of a director or upon the termination of employment of an officer or employee, except in the case of death or disability.

      Industrial Bancorp receives no monetary consideration for the granting of options under the stock option plan. Upon the exercise of options, the Industrial Bancorp will receive payment of cash or, if acceptable to the committee, common shares of the Industrial Bancorp or outstanding awarded stock options.

Tax treatment of ISOs

      An optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise, although the alternative minimum tax may apply. Upon disposition of shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the shares within two years of the date of grant or within one year from the date of the transfer of the shares to the optionee (a "Disqualifying Disposition"), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition in an amount generally equal to the lesser of (i) the amount of gain realized on the disposition, and (ii) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the shares have been held.

      Industrial Bancorp is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

      If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss will be recognized by the optionee upon delivering previously acquired shares to the Industrial Bancorp and shares received by the optionee equal in number to previously acquired common stock exchanged therefor will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. (The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements for avoidance of a Disqualifying Disposition.) Shares received by the optionee in excess of the number of shares previously acquired will have a basis of zero and a holding period which commences as of the date the shares are transferred to the optionee upon exercise of the ISO. If the exercise of an ISO is effected using shares previously acquired through the exercise of an ISO, the exchange of such previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Tax treatment of Non-Qualified Stock Options

      An optionee receiving a Non-Qualified Stock Option does not recognize taxable income on the date of grant of the option, provided that the option does not have a readily ascertainable fair market value at the time it is granted. The optionee must recognize ordinary income generally at the time of exercise of a Non-Qualified Stock Option in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income received will constitute compensation for which tax withholding by the Industrial Bancorp generally will be required. The amount of ordinary income recognized by an optionee will be deductible by Industrial Bancorp in the year that the optionee recognizes the income if Industrial Bancorp complies with the applicable withholding requirement.

      If, at the time of exercise, the sale of the shares could subject the optionee to short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934, such person generally will not recognize ordinary income until the date that the optionee is no longer subject to such Section 16(b) liability. Upon such date, the optionee will recognize ordinary income in an amount equal to the fair market value of the shares on such date less the option exercise price. Nevertheless, the optionee may elect under Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

      Shares acquired upon the exercise of a Non-Qualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee will recognize long-term capital gain or loss if the optionee has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the optionee has held the shares for one year or less.

      If a holder of a Non-Qualified Stock Option pays the exercise price, in whole or in part, with previously acquired shares, the optionee will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such previously acquired shares to Industrial Bancorp. Shares received by an optionee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period as such previously acquired shares. Shares received by an optionee in excess of the number of such previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional shares will commence as of the date of exercise or such other relevant date.

Grants

      A total of 555,450 shares were reserved for issuance under the stock option plan. Options to acquire a total of 388,815 shares have been granted, of which 111,090 have been granted to non-executive directors and 277,725 have been granted to executive officers.

Amendment

      Currently, options to acquire a total of 369,485 Industrial Bancorp shares at an exercise price of $11.00 per share are outstanding. Of the outstanding options, options to acquire 77,759 of these shares have not vested, although they will vest on August 1, 2001. Under the current stock option plan, if the merger is approved by the shareholders and completed prior to August 1, 2001, these unvested options to acquire 77,759 shares will be forfeited.

      The merger agreement permits Industrial Bancorp to amend the stock option plan to accelerate the vesting of these unvested options and avoid their forfeiture. The adoption of the amendment set forth below will permit the unvested options to vest at the effective time of the merger. As a result, the holders of these options will be entitled to receive a cash payment equal to the difference between $20.375 and the exercise price per share of these options, rather than the options being forfeited and the holders receiving no consideration in exchange.

      The following new language is proposed to be added as Section 7(d) of the stock option plan:

      7.    Termination or Change in Control.

            (d) All outstanding Stock Options shall become immediately exercisable at the effective time of the merger contemplated by the Agreement and Plan of Merger dated December 9, 2000 and Amended and Restated as of January 30, 2001, by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Industrial Bancorp, Inc. and The Industrial Savings and Loan Association.

      The Board of Directors unanimously recommends that the shareholders vote FOR the adoption of the amendment to the stock option plan.

       Amendment to the Industrial Savings management recognition plan

Purpose, administration and eligibility

      Industrial Bancorp shareholders adopted the Industrial Savings Management Recognition Plan at the 1996 annual meeting of shareholders. The purpose of the management recognition plan is to compensate directors and key employees of Industrial Savings in a way that provides performance incentives. The management recognition plan is administered by a management recognition plan committee, which awards shares based upon an individual's responsibility, tenure and future potential.

Terms

      The management recognition plan provides that awarded shares will be earned over a period of five years at the rate of one-fifth per year, unless the management recognition committee specifies a longer period of time. Until shares awarded are earned by the participant, such shares will be forfeited in the event that the participant cases to be either a director or an employee of Industrial Savings, except that in the event of the death or disability of a participant, the participant's shares will be deemed to be earned and non-forfeitable.

      The shares are distributed as soon as practicable after they are earned. A participant is entitled to the benefit of any dividends or other distributions paid on such shares after they have been awarded but prior to being earned will not be permitted to direct the voting of such shares until they have been earned. Shares that have been awarded, but not earned, may not be transferred.

      The Board of Directors of Industrial Savings may, by resolution, amend or terminate the management recognition plan.

Tax Treatment of shares awarded

      Persons receiving shares under the management recognition plan generally will not recognize income upon the award of such shares, but will recognize ordinary income when and to the extent the restrictions on such shares lapse, in an amount equal to the fair market value of the shares at the time such restrictions lapse plus the amount of any earnings distributed to the participant with respect to such shares. If applicable withholding requirements are satisfied, Industrial Savings will be entitled to a deduction each year in an amount equal to the income, if any, recognized by participants for such year.

      Under Section 83(b) of the Code, a participant may elect, within 30 days after the shares are awarded, to recognize ordinary income on the date the shares are awarded based on the fair market value of the shares on such date. If the election is made, Industrial Savings would be entitled to a deduction for an equivalent amount. A participant making such an election will have a tax basis in the shares equal to the amount of ordinary income recognized, and the participant's holding period for capital gains purposes for such shares will commence on the date the shares are awarded. If a
Section 83(b) election is made, however, and the shares are subsequently forfeited, the participant will not be entitled to either a deduction of the amount previously recognized as income with respect to such shares or a refund of any tax paid thereon. If an election under Section 83(b) is not made with respect to an award, Industrial Savings will recognize the compensation expense arising from such award ratably over the five year vesting period, based on the fair market value of the shares at the time of vesting.

Grants

      The management recognition plan purchased a total of 222,180 shares, all of which were awarded to directors and employees of Industrial Savings in 1996. Non-executive directors were awarded 55,545 of these shares, executive officers were awarded 126,945 shares and other non-executive employees were awarded 39,690 shares.

Amendment

      Of the 222,180 shares that have been awarded under the management recognition plan, 49,132 of these shares are not earned yet. These unearned shares are scheduled to vest on May 1, 2001. Under the current management recognition plan, if the merger is approved by the shareholders and completed prior to May 1, 2001, these 49,132 unearned shares will be forfeited.

      The merger agreement permits Industrial Bancorp to amend the management recognition plan to accelerate the vesting of these unearned shares to avoid their forfeiture. The adoption of the proposed amendment to
Section 7.01(c) of the management recognition plan will permit the unearned shares to become earned at the effective time of the merger and, thereby, entitle the holders to receive a cash payment of $20.375 per share.

      The following changes, noted in italics, are proposed to be made to
Section 7.01(c):

      (c) Exceptions for Terminations and Change of Control. All Plan Shares subject to an Award held by a Recipient whose service as a Director or Employee of the Corporation, the Association or a Subsidiary terminates due to (i) death or (ii) disability (as determined by the Committee) shall be deemed fully earned and non-forfeitable as of the later of the Recipient's last day of service as a Director or as an Employee and shall be distributed as soon as practicable thereafter. All outstanding Plan Shares subject to an Award shall become earned immediately at the effective time of the merger contemplated by the Agreement and Plan of Merger, dated December 9, 2000 and Amended and Restated as of January 30, 2001, by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Industrial Bancorp, Inc. and The Industrial Savings and Loan Association.

The Board of Directors unanimously recommends that the shareholders vote FOR the adoption of the amendment to the management recognition plan.

                                   Experts

      The consolidated financial statements of Industrial Bancorp as of December 31, 1999 contained in Exhibit B to the Form 10-K for the year ended December 31, 1999, have been incorporated by reference herein in reliance upon the report of Crowe Chizek and Company LLP, independent certified public accountants, contained in the Industrial Bancorp 1999 Annual Report to Shareholders, and upon the authority of such firm as experts in accounting and auditing.

             Proposals for the 2001 annual shareholders' meeting

      Industrial Bancorp will only hold an annual meeting in 2001 if the merger is not completed. Any proposals of shareholders that were submitted for inclusion in the proxy statement for the 2001 annual meeting, if the meeting is held, must have been received at the principal executive offices of Industrial Bancorp no later than November 17, 2000 to be included in the proxy statement. If a shareholder presents a proposal at the annual meeting without including the proposal in the proxy statement related to that meeting, and if the proposal was not received by January 31, 2001, then the proxies designated by the Board of Directors of Industrial Bancorp for the 2001 annual meeting may vote in their discretion on that proposal any shares for which they have been appointed proxies without mention of the matter in the proxy statement or on the proxy card for that meeting.

                     Where you can find more information

      United Community Financial and Industrial Bancorp file reports, proxy statements and other information with the Securities and Exchange
Commission under the Securities Exchange Act of 1934. You can inspect and copy the reports, proxy statements and other information filed with the Securities and Exchange Commission by United Community Financial and Industrial Bancorp, at the following location:

         Securities and Exchange Commission's Public Reference Room
                           450 Fifth Street, N.W.
                           Washington, D.C. 20549

      Please call the Securities and Exchange Commission for more information on the operation of the Public Reference Room at 1-800-SEC-0330. United Community Financial and Industrial Bancorp are electronic filers, and the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the following Web address: http://www.sec.gov.

      The Securities and Exchange Commission allows Industrial Bancorp to "incorporate by reference" into this document, which means that Industrial Bancorp can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this document, except for any information superseded by information contained in later-filed documents incorporated by reference in this document. You should read the information contained in this document and the information in the documents incorporated by reference.

      Industrial Bancorp incorporates by reference its form 10-K for the year ended December 31, 1999, which was filed with the Securities and Exchange Commission, and all other reports filed by Industrial Bancorp pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999. Industrial Bancorp also incorporates by reference any additional documents that it might file with the Securities and Exchange Commission between the date of this document and the date of the special meeting of shareholders. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.


                                 APPENDIX A
                                 ----------





                        AGREEMENT AND PLAN OF MERGER

                                By and Among

   United Community Financial Corp. and The Home Savings and Loan Company

                                     and

  Industrial Bancorp, Inc. and The Industrial Savings and Loan Association

                      dated as of December 9, 2000 and

                 Amended and Restated as of January 30, 2001



                        AGREEMENT AND PLAN OF MERGER
                              TABLE OF CONTENTS

ARTICLE I      DEFINITIONS                                                    1

ARTICLE II     THE MERGER                                                     6
    2.1        The Corporate Merger and Subsequent Events                     6
    2.2        Effective Time; Closing                                        7
    2.3        Treatment of Capital Stock                                     7
    2.4        Shareholder Rights; Stock Transfers                            7
    2.5        Options and Restricted Stock                                   7
    2.6        Exchange Procedures                                            8
    2.7        Dissenting Shares                                              9
    2.8        Additional Actions                                             9

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SELLER                      10
    3.1        Capital Structure                                             10
    3.2        Organization, Standing and Authority of Seller                10
    3.3        Ownership of Seller Subsidiaries                              11
    3.4        Organization, Standing and Authority of Seller Subsidiaries   11
    3.5        Authorized and Effective Agreement                            11
    3.6        Securities Documents and Regulatory Reports                   13
    3.7        Financial Statements                                          13
    3.8        Material Adverse Change                                       14
    3.9        Environmental Matters                                         14
    3.10       Tax Matters                                                   14
    3.11       Legal Proceedings                                             15
    3.12       Compliance with Laws                                          15
    3.13       Certain Information                                           16
    3.14       Employee Benefit Plans                                        16
    3.15       Certain Contracts                                             17
    3.16       Brokers and Finders                                           18
    3.17       Insurance                                                     18
    3.18       Properties                                                    19
    3.19       Labor                                                         19
    3.20       Allowance for Loan Losses                                     19
    3.21       Year 2000 Compliant                                           19
    3.22       Material Interests of Certain Persons                         20
    3.23       Fairness Opinion                                              20
    3.24       Disclosures                                                   20
    3.25       No Undisclosed Liabilities                                    20
    3.26       Loan Portfolio                                                20
    3.27       Investment Portfolio                                          21
    3.28       Interest Rate Risk Management Instruments                     21
    3.29       Interim Events                                                21

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER                       21
    4.1        Organization, Standing and Authority of Buyer                 22
    4.2        Ownership of Buyer Subsidiaries                               22
    4.3        Organization, Standing and Authority of Buyer Subsidiaries    22
    4.4        Authorized and Effective Agreement                            22
    4.5        Securities Documents and Regulatory Reports                   23
    4.6        Financial Statements                                          24
    4.7        Material Adverse Change                                       24
    4.8        Legal Proceedings                                             25
    4.9        Certain Information                                           25
    4.10       Disclosures                                                   25
    4.11       Financial Resources                                           25

ARTICLE V      COVENANTS                                                     25
    5.1        Reasonable Best Efforts                                       25
    5.2        Shareholder Meeting                                           26
    5.3        Regulatory Matters                                            26
    5.4        Investigation and Confidentiality                             27
    5.5        Press Releases                                                28
    5.6        Business of the Parties                                       28
    5.7        Certain Actions                                               31
    5.8        Current Information                                           31
    5.9        Indemnification; Insurance                                    32
    5.10       Transaction Expenses of Seller                                32
    5.11       Employees and Employee Benefit Plans                          33
    5.12       Liquidation                                                   34
    5.13       Bank Merger                                                   35
    5.14       Organization of Merger Sub                                    35
    5.15       Conforming Entries                                            35
    5.16       Integration of Policies                                       36
    5.17       Disclosure Supplements                                        36
    5.18       Failure to Fulfill Conditions                                 36
    5.19       Environmental Reports                                         36

ARTICLE VI     CONDITIONS PRECEDENT                                          37
    6.1        Conditions Precedent - Buyer and Seller                       37
    6.2        Conditions Precedent - Seller                                 38
    6.3        Conditions Precedent - Buyer                                  38

ARTICLE VII    TERMINATION, WAIVER AND AMENDMENT                             40
    7.1        Termination                                                   40
    7.2        Effect of Termination                                         40
    7.3        Survival of Representations, Warranties and Covenants         42
    7.4        Waiver                                                        42
    7.5        Amendment or Supplement                                       42

ARTICLE VIII   MISCELLANEOUS                                                 43
    8.1        Entire Agreement                                              43
    8.2        No Assignment                                                 43
    8.3        Notices                                                       43
    8.4        Alternative Structure                                         44
    8.5        Interpretation                                                44
    8.6        Counterparts                                                  45
    8.7        Governing Law                                                 45
    8.8        Severability                                                  45
    8.9        Standard of Materiality                                       45


                        AGREEMENT AND PLAN OF MERGER

      WHEREAS, the Boards of Directors of Buyer and Buyer Bank and Seller and Seller Bank (all terms as defined in Article I hereof) have determined to consummate certain business combination transactions subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of such inducements and of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:


                                  ARTICLE I
                                 DEFINITIONS

      The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

      "Agreement" shall mean this Agreement and Plan of Merger, dated as of December 9, 2000 and amended and restated as of January 30, 2001, between Buyer, Buyer Bank, Seller and Seller Bank.

      "Bank Merger" shall mean the contemplated merger of Seller Bank into Buyer Bank, with Buyer Bank surviving.

      "Buyer" shall mean United Community Financial Corp., an Ohio corporation.

      "Buyer Bank" shall mean The Home Savings and Loan Company of Youngstown, Ohio, an Ohio-chartered stock savings and loan association and wholly owned subsidiary of Buyer.

      "Buyer Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of December 31, 1999 and 1998 and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer for each of the two years ended December 31, 1999 and 1998, as filed by Buyer in its Securities Documents, and (ii) the consolidated balance sheets (including related notes and schedules, if any) of Buyer and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer included in Securities Documents filed by Buyer with respect to the periods ended subsequent to December 31, 1999.

      "Certificate" shall mean any certificate which prior to the Effective Time represented shares of Seller Common Stock

      "Certificate of Merger" shall mean the certificate of merger to be filed with the Ohio Secretary of State with respect to the Corporate Merger.

      "Closing" shall mean the closing of the Corporate Merger at a time and place reasonably selected by Buyer following the satisfaction or waiver of all conditions to the Corporate Merger.

      "Closing Date" shall mean the date on which the Closing occurs.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Corporate Merger" shall mean the merger of Merger Sub into Seller, with Seller surviving.

      "CRA" shall mean the Community Reinvestment Act.

      "Dissenting Shares" shall mean any shares of Seller Common Stock whose holder seeks relief as a dissenting shareholder under Section 1701.85 of the OGCL.

      "Division" shall mean the Division of Financial Institutions of the Department of Commerce of the State of Ohio.

      "DOJ" shall mean the United States Department of Justice.

      "Effective Time" shall mean the time of the filing of the Certificate of Merger, or such later time as may be specified in the Certificate of Merger.

      "Environmental Claim" shall mean any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

      "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. [SECTION]9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. [SECTION]6901, et seq; the Clean Air Act, as amended, 42 U.S.C. [SECTION]7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. [SECTION]1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. [SECTION]9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. [SECTION]1101, et seq; the Safe Drinking Water Act, 42 U.S.C. [SECTION]300f, et seq; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" shall mean an exchange agent designated by Buyer, who shall be reasonably acceptable to Seller.

      "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

      "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

      "FHLB" shall mean the Federal Home Loan Bank of Cincinnati.

      "GAAP" shall mean generally accepted accounting principles.

      "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

      "HOLA" shall mean the Home Owners' Loan Act, as amended.

      "include" shall mean "include without limitation."

      "Insider Loans" shall mean loans from Seller or any Seller Subsidiary to any executive officer or director of Seller, any Seller Subsidiary or any associate or related interest of any such person.

      "IRS" shall mean the Internal Revenue Service or any successor thereto.

      "Liquidation" shall mean the liquidation of Seller into Buyer Bank pursuant to the Plan of Liquidation.

      "Material Adverse Effect" shall mean, with respect to any Party, any effect that is material and adverse to the financial condition, results of operations or business of that Party and its Subsidiaries taken as whole, or that materially impairs the ability of any Party to consummate the Merger, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in GAAP that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby, (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby, or (e) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

      "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

      "Merger" shall mean the Corporate Merger, the Liquidation and the Bank Merger.

      "Merger Sub" shall mean an Ohio corporation to be organized as a subsidiary of Buyer Bank.

      "Merger Sub Common Stock" shall mean the common stock of Merger Sub.

      "NASD" shall mean the National Association of Securities Dealers,
Inc.

      "OTS"  shall mean the Office of Thrift Supervision.

      "OGCL" shall mean the State of Ohio General Corporation Law, as amended.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Parties" shall mean Buyer, Seller, Buyer Bank and Seller Bank.

      "Per Share Merger Consideration" shall mean $20.375 in cash without interest for each share of Seller Common Stock.

      "Plan of Corporate Merger" shall mean the form of Plan of Merger by and between Seller and Merger Sub attached as Exhibit A to this Agreement.

      "Plan of Liquidation" shall mean the Plan of Liquidation, attached as Exhibit B, whereby, following the completion of the Corporate Merger, Seller shall be liquidated into Buyer Bank.

      "Previously Disclosed" shall mean disclosed in a disclosure schedule delivered on or prior to the date hereof by the disclosing Party to the other Party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

      "Proxy Statement" shall mean the proxy statement to be delivered to shareholders of Seller in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

      "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

      "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

      "Securities Laws" shall mean the Securities Act; the Exchange Act; and the rules and regulations of the SEC promulgated thereunder.

      "Seller" shall mean Industrial Bancorp, Inc., an Ohio corporation.

      "Seller Bank" shall mean The Industrial Savings and Loan Association, an Ohio-chartered savings and loan association and wholly owned subsidiary of Seller.

      "Seller Common Stock" shall mean the common stock of Seller.

      "Seller Employee Plans" shall mean all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Seller, or any Seller Subsidiary, whether written or oral.

      "Seller ESOP" shall mean the employee stock ownership plan of Seller, as in effect as of the date hereof.

      "Seller Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of Seller as of December 31, 1999 and 1998 and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of Seller for each of the three years ended December 31, 1999, 1998 and 1997 as filed by Seller in its Securities Documents, and (ii) the consolidated statements of financial condition of Seller (including related notes and schedules, if any) and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of Seller included in the Securities Documents filed by Seller with respect to the periods ended subsequent to December 31, 1999.

      "Seller Options" shall mean options to purchase shares of Seller Common Stock issued pursuant to Seller's Stock Option Plan.

      "Seller Restricted Stock" shall mean Seller Common Stock subject to restrictions pursuant to Seller's Management Recognition Plan.

      "Seller's Management Recognition Plan" shall mean Seller Bank's Management Recognition Plan and Trust Agreement dated May 1, 1996, as amended.

      "Seller's Stock Option Plan" shall mean the Seller's 1996 Stock Option and Incentive Plan dated May 1, 1996, as amended.

      "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

      "Surviving Corporation" shall mean Seller after the Corporate Merger.

      "Surviving Corporation Common Stock" shall mean the shares of common stock of the Surviving Corporation.

      "Year 2000 Compliant" shall mean that all hardware, firmware, software and computer systems completely and accurately address, produce, store and calculate data involving dates beginning with January 1, 2000 and do not produce abnormally ending or incorrect results involving such dates as used in any forward or regression dated based functions.


                                 ARTICLE II
                                 THE MERGER

2.1   The Corporate Merger and Subsequent Events
      ------------------------------------------

      (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged into Seller in accordance with the provisions of Section 1701.78 of the OGCL and the Plan of Corporate Merger, attached hereto as Exhibit A, and the separate corporate existence of Merger Sub shall cease. Seller shall be the Surviving Corporation of the Corporate Merger, and shall continue its corporate existence under the laws of the State of Ohio. The name of the Surviving Corporation shall be as stated in the Articles of Incorporation of Seller immediately prior to the Effective Time. Immediately following the Corporate Merger, Buyer shall cause the Liquidation and the Bank Merger to be completed.

      (b) The Articles of Incorporation and Code of Regulations of Seller as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

      (c) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

2.2   Effective Time; Closing
      -----------------------

      The Corporate Merger shall become effective at the Effective Time. The Certificate of Merger shall be filed as soon after the Closing as is practicable.

2.3   Treatment of Capital Stock
      --------------------------

      Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Corporate Merger and without any action on the part of any shareholder:

      (a) each outstanding share of Merger Sub Common Stock shall automatically convert into a share of Surviving Corporation Common Stock;

      (b) each share of Buyer's common stock shall continue unchanged as the same share of Buyer's common stock; and

      (c) each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall, by virtue of the Corporate Merger and without any action of any kind by any person or entity, be converted into the right to receive the Per Share Merger Consideration; provided, however, that each share of Seller Common Stock which is owned beneficially or of record by Seller (including treasury shares) or Buyer or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be canceled and retired without consideration or conversion.

2.4   Shareholder Rights; Stock Transfers
      -----------------------------------

      At the Effective Time, holders of Seller Common Stock shall cease to be and shall have no rights as shareholders of Seller, other than to receive the Per Share Merger Consideration for each share of Seller Common Stock held. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer or the Exchange Agent for cancellation against delivery of the Per Share Merger Consideration. No interest shall be paid on the Per Share Merger Consideration.

2.5   Options and Restricted Stock
      ----------------------------

      At the Effective Time, each outstanding Seller Option shall be converted into the right to receive a cash payment from the Seller equal to the difference between $20.375 and the exercise price per share of such Seller Option then exercisable, less applicable federal and state tax withholding obligations of the Seller. At the Effective Time, each holder of an unvested share of Seller Restricted Stock under the Seller's Management Recognition Plan shall be entitled to receive a cash payment from the Seller or Seller Bank equal to $20.375 for each such share of Seller Restricted Stock, less applicable federal and state tax withholding obligations of the Seller.

2.6   Exchange Procedures
      -------------------

      (a) No later than five business days following the Effective Time, Buyer or Buyer Bank shall cause the Exchange Agent to mail or make available to each holder of record of any Certificate a notice and letter of transmittal disclosing the effectiveness of the Corporate Merger and the procedure for exchanging Certificates for the Per Share Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

      (b) At the Effective Time, Buyer Bank shall make available to the Exchange Agent an amount of cash sufficient to make payments of the Per Share Merger Consideration for each outstanding share of Seller Common Stock.

      (c) Each holder of any outstanding Certificate (other than holders of Dissenting Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Per Share Merger Consideration for each share represented by such Certificate. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Per Share Merger Consideration for each share represented by such Certificate.

      (d) The Exchange Agent shall not be obligated to deliver the Per Share Merger Consideration until the holder surrenders a Certificate as provided in this Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (e) Any portion of the cash delivered to the Exchange Agent by Buyer Bank pursuant to Section 2.6(b) that remains unclaimed by the shareholders of Seller for one year after the Closing Date shall be delivered by the Exchange Agent to Buyer Bank. Any shareholders of Seller who have not theretofore complied with Section 2.6(c) shall thereafter look only to Buyer Bank for the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer Bank(and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Per Share Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of Seller Common Stock represented by any Certificate, Buyer Bank and the Exchange Agent shall be entitled to deposit any Per Share Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

      (f) Buyer Bank shall be entitled to deduct and withhold from consideration otherwise payable pursuant to this Agreement to any holder of Certificates, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer Bank, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

2.7   Dissenting Shares
      -----------------

      (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the OGCL; provided, however, that if, in accordance with the OGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OGCL.

      (b) Seller shall give Buyer or Buyer Bank (i) prompt notice of any written objections to the Corporate Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the OGCL received by Seller and
(ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the OGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer or Buyer Bank, settle or offer to settle any such demands.

2.8   Additional Actions
      ------------------

      If, at any time after the Effective Time, Buyer or Buyer Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer or Buyer Bank their respective right, title or interest in, to or under any of the rights, properties or assets of Seller or Seller Bank acquired or to be acquired by Buyer or Buyer Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Seller or Seller Bank and their respective proper officers and directors shall be deemed to have granted to Buyer or Buyer Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer or Buyer Bank and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Buyer and Buyer Bank are fully authorized in the name of Seller or Seller Bank or otherwise to take any and all such action.

                                 ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER BANK

      Seller, and Seller Bank where appropriate, represent and warrant to Buyer as follows, except as Previously Disclosed:

3.1   Capital Structure
      -----------------

      The authorized capital stock of Seller consists of 10,000,000 shares of Seller Common Stock. There are no other shares of stock of Seller authorized or outstanding. As of the date hereof, 4,333,883 shares of Seller Common Stock are outstanding (including 49,132 shares of Seller Restricted Stock held by Seller's Management Recognition Plan) and 1,220,617 shares of Seller Common Stock are held in treasury. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for (i) Seller Options to acquire not more than 369,485 shares of Seller Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, and
(ii) 49,132 unvested shares of Seller Restricted Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of Seller as of the date hereof.

3.2   Organization, Standing and Authority of Seller
      ----------------------------------------------

      Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Seller is a savings and loan holding company under the HOLA and subject to the regulation and supervision by the OTS and the Division. Seller has heretofore delivered to Buyer true and complete copies of the Articles of Incorporation and Code of Regulations of Seller as in effect as of the date hereof.

3.3   Ownership of Seller Subsidiaries
      --------------------------------

      Seller has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Seller Subsidiary, and Seller Bank is its only Significant Subsidiary. Except for
(x) capital stock of Seller Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Seller does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Seller Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by Seller free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Seller Subsidiaries and there are no agreements, understandings or commitments relating to the right of Seller to vote or to dispose of such capital stock or other ownership interests.

3.4   Organization, Standing and Authority of Seller Subsidiaries
      -----------------------------------------------------------

      Each of the Seller Subsidiaries is a savings association, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized with full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and each of the Seller Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except to the extent that failure to be licensed or qualified would not have a Material Adverse Effect. The deposit accounts of Seller Bank are insured by the SAIF to the maximum extent permitted by the FDIA and Seller Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Seller has heretofore delivered to Buyer true and complete copies of the Articles of Incorporation, as amended and restated, and Constitution of Seller Bank as in effect as of the date hereof.

3.5   Authorized and Effective Agreement
      ----------------------------------

      (a) Seller has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of Seller's shareholders of this Agreement) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been approved by the Boards of Directors of Seller and Seller Bank and duly authorized and approved by all necessary corporate action in respect thereof on the part of Seller and Seller Bank, except for the approval of this Agreement by Seller's shareholders and Seller as the sole shareholder of Seller Bank. This Agreement has been duly and validly executed and delivered by Seller and Seller Bank and, assuming due authorization, execution and delivery by Buyer and Buyer Bank, constitutes a legal, valid and binding obligation of Seller and Seller Bank, enforceable against Seller and Seller Bank in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. [SECTION]1818(b) or by the appointment of a conservator by the FDIC.

      (b) Neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Code of Regulations of Seller or the equivalent documents of any Seller Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller or any Seller Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any Seller Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary.

      (c) To the best knowledge of Seller, except for (i) the filing of applications and notices with and the approvals of the OTS and the Division, (ii) the filing and clearance of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 hereof with the SEC, (iii) the adoption of this Agreement and the approval of the Merger by the requisite vote of the shareholders of Seller and Seller Bank, (iv) the filing of the Certificate of Merger with the Secretary of State of Ohio in connection with the Corporate Merger, (v) the filing of a certificate of dissolution with the Secretary of State of Ohio in connection with the Liquidation; (vi) the filing of a certificate of merger with the Division and the Secretary of State of Ohio in connection with the Bank Merger, and (vii) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller or Seller Bank in connection with (x) the execution and delivery by Seller of this Agreement, or (y) the completion of the Merger.

      (d) Except as Previously Disclosed, as of the date hereof, neither Seller nor Seller Bank is aware of any reasons relating to Seller or Seller Bank (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for the completion of the Merger and the continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could materially impair the value of Seller or Seller Bank to Buyer.

3.6   Securities Documents and Regulatory Reports
      -------------------------------------------

      (a) Since January 1, 1997, Seller has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) Since January 1, 1997, each of Seller and Seller Bank has duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Seller and Seller Bank by the OTS and the Division, neither Seller nor Seller Bank was required to correct or change any action, procedure or proceeding which Seller or Seller Bank believes has not been corrected or changed as required.

3.7   Financial Statements
      --------------------

      (a) Seller has previously delivered or made available to Buyer accurate and complete copies of the Seller Financial Statements, which are accompanied by the audit reports of Crowe, Chizek and Company, LLP, independent certified public accountants with respect to Seller. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Seller as of the respective dates set forth therein, and the consolidated income, changes in shareholders' equity and cash flows of Seller for the respective periods or as of the respective dates set forth therein.

      (b) Each of the Seller Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Seller have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Seller and the Seller Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and its Subsidiaries.

      (c) Except and to the extent (i) reflected, disclosed or provided for in the Seller Financial Statements, (ii) of liabilities since incurred in the ordinary course of business and (iii) of liabilities incurred in connection with completion of the transactions contemplated by this Agreement, neither Seller nor any Seller Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

3.8   Material Adverse Change
      -----------------------

      Since December 31, 1999 or as Previously Disclosed, (i) Seller and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

3.9   Environmental Matters
      ---------------------

      (a) To the best of Seller's knowledge, Seller and its Subsidiaries are in compliance with all Environmental Laws. Neither Seller nor any Seller Subsidiary has received any communication alleging that Seller or any Seller Subsidiary is not in such compliance and, to the best knowledge of Seller, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

      (b) To the best of Seller's knowledge, none of the properties owned, leased or operated by Seller or a Seller Subsidiary has been or is in violation of or liable under any Environmental Law.

      (c) To the best of Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Seller or a Seller Subsidiary or against any person or entity whose liability for any Environmental Claim Seller or a Seller Subsidiary has or may have retained or assumed either contractually or by operation of law.

      (d) Except in the ordinary course of its loan underwriting activities, and except as Previously Disclosed, Seller has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Seller Subsidiary as of the date hereof.

3.10  Tax Matters
      -----------

      (a) Seller and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither Seller nor any Seller Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

      (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Seller and its Subsidiaries are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof. The federal, state and local income tax returns of Seller and its Subsidiaries have been audited by the applicable tax authorities for all periods ended through December 31, 1996 (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Seller or any Subsidiary as a result of such audits or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Seller or any Seller Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, to the best of Seller's knowledge, threatened.

      (c) Neither Seller nor any Seller Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes other than the agreement between Seller and Seller Bank Previously Disclosed, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Seller or any Seller Subsidiary (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or
(iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11  Legal Proceedings
      -----------------

      Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Seller, that are threatened against Seller or any of its Subsidiaries or against any asset, interest or right of Seller or any of its Subsidiaries, or, to the knowledge of Seller against any officer, director or employee of any of them. Neither Seller nor any Seller Subsidiary is a party to any order, judgment or decree that would have a Material Adverse Effect.

3.12  Compliance with Laws
      --------------------

      (a) Each of Seller and the Seller Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and will not be adversely affected by virtue of the completion of the Merger; and to the best knowledge of Seller, no suspension or cancellation of any of the same is threatened.

      (b) Except as Previously Disclosed, neither Seller nor any Seller Subsidiary is in violation of its respective Articles of Incorporation, Charter, Code of Regulations or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including all banking (including all regulatory capital requirements), truth-in-lending, usury, fair credit reporting, consumer protection, securities, safety, health, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity; and neither Seller nor any Seller Subsidiary has received any notice or communication from any Governmental Entity asserting that Seller or any Seller Subsidiary is in violation of any of the foregoing. Neither Seller nor any Seller Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings associations or holding companies thereof issued by Governmental Entities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13  Certain Information
      -------------------

      None of the information relating to Seller and its Subsidiaries in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.14  Employee Benefit Plans
      ----------------------

      (a) Seller has Previously Disclosed all Seller Employee Plans and has heretofore delivered to Buyer accurate and complete copies of each (including amendments and agreements relating thereto) together with, in the case of tax-qualified plans, (i) the most recent financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

      (b) Neither Seller nor any Seller Subsidiary has maintained a defined benefit pension plan, as defined in ERISA [SECTION]3(35), since 1995, and any such defined pension plans maintained before that date have been terminated and liquidated in compliance with procedures imposed by the Code and ERISA. Seller has furnished Buyer with applicable letters from the IRS and the PBGC.

      (c) Neither Seller nor any Seller Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

      (d) A favorable determination letter has been issued by the IRS with respect to each Seller Defined Benefit Plan or Seller Employee Plans, including Seller ESOP, which is intended to qualify under Section 401 of the Code to the effect that such Seller Defined Benefit Plan and Seller Employee Plans, including Seller ESOP, included all applicable provisions required by ERISA and the Code to be included in the plan and trust documents and that the trust associated with such Seller Employee Plans, including Seller ESOP, is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Seller's knowledge, is threatened to be revoked, and Seller does not know of any ground on which such revocation would likely occur . Neither Seller nor any Seller Subsidiary has any liability under any such Seller Employee Plans, including Seller ESOP, that is not reflected in the Seller Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

      (e) No transaction prohibited by Section 406 of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Seller Employee Plan which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Seller.

      (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA.

      (g) The Seller Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations. All contributions required to be made to Seller Employee Plans at the date hereof have been made, and all contributions required to be made to Seller Employee Plans as of the Effective Time will have been made as of such date.

      (h) There are no pending or, to the best knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

      (i) Neither Seller nor any Seller Subsidiary has made any payments, or is or has been a party to any agreement or any Seller Employee Plan, that under any circumstances could obligate it or its successor to make payments or deemed payments, that (i) are not or will not be deductible because of Sections 162(m) or 280G of the Code or (ii) require Buyer or any Buyer Subsidiary to record any charge or expense therefor (or any tax gross-up payments) for financial reporting purposes on a post-acquisition basis.

3.15  Certain Contracts
      -----------------

      (a) Except as Previously Disclosed, neither Seller nor any Seller Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including any agreement, indenture or other instrument, relating to the borrowing of money by Seller or a Seller Subsidiary (other than in the case of Seller Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Seller or a Seller Subsidiary of any obligation, other than by Seller Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Seller or a Seller Subsidiary, (iii) any agreement, arrangement or understanding (other than as set forth in this Agreement) pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Seller or a Seller Subsidiary upon execution of this Agreement or upon or following completion of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events);
(iv) any agreement, arrangement or understanding pursuant to which Seller or a Seller Subsidiary is obligated to indemnify any director, officer, employee or agent of Seller or a Seller Subsidiary, other than as set forth in Seller Employee Plans and in the Articles of Incorporation, Code of Regulations, Bylaws or other governing documents of Seller and its Subsidiaries; (v) any agreement, arrangement or understanding to which Seller or a Seller Subsidiary is a party or by which any of the same is bound which limits the freedom of Seller or a Seller Subsidiary to compete in any line of business or with any person; (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC, the Division, or any other regulatory agency (other than those of general applicability to savings associations or holding companies thereof issued by Governmental Entities); or (vii) any agreement, arrangement or understanding which would be required to be filed as an exhibit to Seller's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

      (b) Neither Seller nor any Seller Subsidiary is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16  Brokers and Finders
      -------------------

      Except for the agreement with Trident Securities, a division of McDonald Investments ("Trident"), neither Seller nor any Seller Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17  Insurance
      ---------

      Each of Seller and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18  Properties
      ----------

      All real and personal property owned by Seller or its Subsidiaries or presently used by any of them in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and its Subsidiaries in the ordinary course of business consistent with their past practices. Seller has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its properties and assets, real and personal, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are de minimis in character, amount or extent and
(iv) as reflected in the Seller Financial Statements. All real and personal property which is material to Seller's business on a consolidated basis and leased or licensed by Seller or a Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and, except as Previously Disclosed, such leases will not terminate or lapse prior to the Effective Time. To the best knowledge of Seller, all improved real property owned by Seller or its Subsidiaries is in compliance with all applicable zoning laws.

3.19  Labor
      -----

      No work stoppage involving Seller or a Seller Subsidiary is pending or, to the best knowledge of Seller, threatened. Neither Seller nor a Seller Subsidiary is involved in or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Seller or a Subsidiary. Employees of Seller and Seller Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Seller's knowledge, there have been no efforts to unionize or organize any employees of Seller or any Seller Subsidiaries during the past five years.

3.20  Allowance for Loan Losses
      -------------------------

      The allowance for loan losses reflected on Seller's consolidated statement of financial condition included in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, in the opinion of Seller's management, adequate in all material respects as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries. The real estate owned reflected in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP.

3.21  Year 2000 Compliant
      -------------------

      All hardware, firmware, software and computer systems of Seller and its Subsidiaries are Year 2000 Compliant.

3.22  Material Interests of Certain Persons
      -------------------------------------

      (a) Except as Previously Disclosed, no officer or director of Seller, any Seller Subsidiary or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of Seller or any Subsidiary of Seller.

      (b) Except as Previously Disclosed, there are no Insider Loans as of the date hereof.

3.23  Fairness Opinion
      ----------------

      Seller has received an oral opinion of Trident and expects to receive a written opinion from Trident on or before December 12, 2000 both to the effect that, as of the date hereof, the Per Share Merger Consideration to be received by shareholders of Seller pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.24  Disclosures
      -----------

      None of the representations and warranties of Seller or any of the written information or documents furnished or to be furnished by Seller to Buyer in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

3.25  No Undisclosed Liabilities
      --------------------------

      Seller and its Subsidiaries do not have any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller or its Subsidiaries giving rise to any such liability) required in accordance with generally accepted accounting principles to be reflected in an audited consolidated balance sheet of Seller, except and to the extent (i) reflected, disclosed or provided for in the Seller Financial Statements, (ii) of liabilities since incurred in the ordinary course of business and (iii) of liabilities incurred in connection with completion of the transactions contemplated by this Agreement.

3.26  Loan Portfolio
      --------------

      (i) All loans and discounts shown on the Seller Financial Statements or which were entered into after the date of the most recent balance sheet included in the Seller Financial Statements were and shall be made for good, valuable and adequate consideration in the ordinary course of the business of Seller and its Subsidiaries, in accordance with sound banking practices, and are not subject to any known defenses, set-offs or counter-claims, including any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, solvency or similar laws or by general principles of equity, (ii) the notes or other evidence of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are valid, true and genuine and what they purport to be, and (iii) except as Previously Disclosed, Seller and its Subsidiaries have complied and shall prior to the Effective Time comply with all laws and regulations relating to such loans.

3.27  Investment Portfolio
      --------------------

      All investment securities held by Seller or its Subsidiaries, as reflected in the consolidated balance sheets of Seller included in the Seller Financial Statements, are carried in accordance with GAAP, specifically including but not limited to, Financial Accounting Standard 115.

3.28  Interest Rate Risk Management Instruments
      -----------------------------------------

      Seller has Previously Disclosed all interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements or agreements. All such arrangements and agreements were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies and with counter parties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or one of its Subsidiaries in force in accordance with their terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws effecting the enforceability of creditors rights generally from time to time and effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion), and are in full force and effect. Seller and its Subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued; and, to Seller's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.29  Interim Events
      --------------

      Since December 31, 1999, except as Previously Disclosed, neither Seller nor its Subsidiaries have paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date hereof would require the prior written consent of Buyer pursuant to Section 5.6 hereof.

                                 ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER BANK

      Buyer and Buyer Bank, where appropriate, represent and warrant to Seller as follows, except as Previously Disclosed:

4.1   Organization, Standing and Authority of Buyer
      ---------------------------------------------

      Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Buyer is a savings and loan holding company under the HOLA and subject to the regulation and
supervision of the OTS and the Division.   Buyer has heretofore delivered
to Seller true and complete copies of the Articles of Incorporation and Code of Regulations of Buyer as in effect as of the date hereof.

4.2   Ownership of Buyer Subsidiaries
      -------------------------------

      Buyer has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Buyer Subsidiary and identified Buyer Bank as its only Significant Subsidiary. The outstanding shares of capital stock or other ownership interests of each Buyer Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Buyer free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever.

4.3   Organization, Standing and Authority of Buyer Subsidiaries
      ----------------------------------------------------------

      Each of the Buyer Subsidiaries is a savings association, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and each of the Buyer Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. The deposit accounts of Buyer Bank are insured by the FDIC to the maximum extent permitted by the FDIA and Buyer Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Buyer has heretofore delivered to Seller true and complete copies of the Articles of Incorporation and Code of Regulations of Buyer Bank as in effect as of the date hereof.

4.4   Authorized and Effective Agreement
      ----------------------------------

      (a) Buyer has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been deemed advisable by the Boards of Directors of Buyer and Buyer Bank and duly authorized and approved by all necessary corporate action in respect thereof on the part of Buyer and Buyer Bank. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller and Seller Bank, constitutes a legal, valid and binding obligation of Buyer and Buyer Bank, enforceable against Buyer and Buyer Bank in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (b) Neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Code of Regulations of Buyer or the equivalent documents of any Buyer Subsidiary,
(ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer or any Buyer Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any Buyer Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any Buyer Subsidiary.

      (c) To the best knowledge of Buyer, except for (i) the filing of applications and notices with and the approvals of the OTS and the Division, (ii) the filing of the Certificate of Merger with the Secretary of State of Ohio in connection with the Corporate Merger, (iii) the filing of a certificate of dissolution with the Secretary of State of Ohio in connection with the Liquidation, (iv) the filing of a certificate of merger with the Division and the Secretary of State of Ohio in connection with the Bank Merger, and (v) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer, Merger Sub or Buyer Bank in connection with (x) the execution and delivery by Buyer of this Agreement, and the completion of the transactions contemplated hereby, or (y) the Merger.

      (d) As of the date hereof, neither Buyer nor Buyer Bank is aware of any reasons relating to Buyer or Buyer Bank (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for completion of the Merger and continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could impair the value of Seller or Seller Bank to Buyer.

4.5   Securities Documents and Regulatory Reports
      -------------------------------------------

      (a) Since February 1998, Buyer has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) Each of Buyer and Buyer Bank has since January 1, 1997, duly filed with the OTS and the Division and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Buyer and Buyer Bank by the OTS, FDIC, and Division, neither Buyer nor Buyer Bank was required to correct or change any action, procedure or proceeding which Buyer or Buyer Bank believes has not been corrected or changed as required.

4.6   Financial Statements
      --------------------

      (a) Buyer has previously delivered or made available to Seller accurate and complete copies of the Buyer Financial Statements, which are accompanied by the audit reports of Deloitte & Touche, LLP, independent certified public accountants with respect to Buyer. The Buyer Financial Statements, as well as the Buyer Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present and will fairly present, as the case may be, the consolidated financial condition of Buyer as of the respective dates set forth therein, and the consolidated income, changes in equity and cash flows of Buyer for the respective periods or as of the respective dates set forth therein.

      (b) Each of the Buyer Financial Statements referred to in Section 4.4(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Buyer have been conducted in accordance with generally accepted auditing standards. The books and records of Buyer and the Buyer Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and all such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of Buyer and its Subsidiaries.

      (c) Except to the extent (i) reflected, disclosed or provided for in the Buyer Financial Statements, (ii) of liabilities since incurred in the ordinary course of business and (iii) of liabilities incurred in connection with completion of the transaction contemplated by this Agreement, neither Buyer nor any Buyer Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

4.7   Material Adverse Change
      -----------------------

      Since December 31, 1999, (i) Buyer and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

4.8   Legal Proceedings
      -----------------

      Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Buyer, that are threatened against Buyer or any of its Subsidiaries or against any asset, interest or right of Buyer or any of its Subsidiaries, or, to the knowledge of Buyer, against any officer, director or employee of any of them. Neither Buyer nor any Buyer Subsidiary is a party to any order, judgment or decree that would have a Material Adverse Effect.

4.9   Certain Information
      -------------------

      None of the information relating to Buyer and its Subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.10  Disclosures
      -----------

      None of the representations and warranties of Buyer or any of the written information or documents furnished or to be furnished by Buyer to Seller in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

4.11  Financial Resources
      -------------------

      Buyer and Buyer Bank have the financial wherewithal to perform their respective obligations under this Agreement. Buyer and Buyer Bank are, and will be immediately following the Merger, in material compliance with all applicable capital, debt and financial and non-financial regulations of state and federal banking agencies having jurisdiction over them.

                                  ARTICLE V
                                  COVENANTS

5.1   Reasonable Best Efforts
      -----------------------

      Subject to the terms and conditions of this Agreement, each of Seller and Seller Bank and Buyer and Buyer Bank (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Merger as promptly as reasonably practicable, and (ii) shall cooperate fully with each other to that end.

5.2   Shareholder Meeting
      -------------------

      Seller shall take all action necessary to prepare and file the Proxy Statement on or before February 9, 2001 and to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. Subject to the receipt of an updated fairness opinion from Trident as of a date reasonably proximate to the date of the Proxy Statement, the Board of Directors of Seller will recommend that the shareholders of Seller approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of Seller may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3   Regulatory Matters
      ------------------

      (a) Buyer and Buyer Bank shall promptly cooperate with Seller in the preparation and filing of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 of this Agreement. Seller shall use its reasonable best efforts to have the Proxy Statement approved for mailing in definitive form as promptly as practicable and thereafter Seller shall promptly mail to its shareholders the Proxy Statement.

      (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file on or before February 2, 2001 all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. Buyer and Seller shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The parties hereto agree that they will use their reasonable best efforts to cause the Closing Date to occur by June 30, 2001.

      (c) Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors and officers, the shareholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, Buyer Bank, Merger Sub, Seller or Seller Bank to any Governmental Entity in connection with the transactions contemplated hereby.

      (d) Buyer and Seller shall promptly furnish each other with copies of written communications received by Buyer or Seller, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4   Investigation and Confidentiality
      ---------------------------------

      (a) The Seller shall permit the Buyer and its representatives reasonable access to its properties and personnel, and shall disclose and make available to the Buyer, upon the Buyer's reasonable request, all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Seller and Seller Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the Buyer may have a reasonable interest, provided that such access and any such reasonable request shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the Seller providing such access, not unduly interfere with normal operations or constitute a waiver of the attorney-client privilege. The Seller and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the Buyer and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations. Representatives of Buyer or Buyer Bank shall be given notice of and shall be entitled to attend meetings of the Boards of Directors of Seller and Seller Bank after the date hereof, provided, that the Chairman of such meetings shall be entitled to exclude such representatives of Buyer or Buyer Bank from discussions at such meetings, if the Board of Directors determines, consistent with the exercise of its fiduciary duties, that it is in the best interests of Seller and its shareholder to exclude such representatives.

      (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until completion of the Merger and, if the Merger shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5   Press Releases
      --------------

      Each of the Parties agrees it will not issue any press release related to this Agreement or the Merger, without first consulting with the other parties hereto as to the form and substance of public disclosures which may relate to the Merger, provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which is required by law or regulation.

5.6   Business of the Parties
      -----------------------

      (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, which consent shall not be unreasonably withheld, Seller and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, Seller also will use all reasonable efforts to (x) preserve its business organization and that of Seller Bank intact, (y) keep available to itself and Buyer the present services of the employees of Seller and Seller Bank and (z) preserve for itself and Buyer the goodwill of the customers of Seller and Seller Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of Buyer, which consent shall not be unreasonably withheld or as expressly contemplated in Section 5.17, or any other section of this Agreement, between the date hereof and the Effective Time, Seller shall not, and shall cause each Seller Subsidiary not to:

            (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock, except for regular quarterly cash dividends at a rate per share of Seller Common Stock not in excess of $0.19 per share to be paid in accordance with past practice; provided, however, that nothing contained herein shall be deemed to affect the ability of a Subsidiary to pay dividends on its capital stock to Seller;

            (ii) issue any shares of its capital stock, other than upon exercise of Seller Options referred to in Section 3.1 hereof; issue, grant, modify or authorize any Rights; purchase any shares of Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

            (iii) amend its Articles of Incorporation, Code of Regulations, Bylaws or similar organizational documents, unless such amendment shall be necessary to complete the Merger; impose, or suffer the imposition, on any share of stock or other ownership interest held by Seller in a Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

            (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees other than in the ordinary course of business and in accordance with past practice, or enter into or amend any employment or consulting agreement or extend the term of or renew any existing employment or consulting agreement including, without limitation, existing employment agreements with David Windau, Stephan Beal and David Ball;); provided, however, that Seller may pay to eligible employees any amounts Previously Disclosed that Seller or Seller Bank has expensed in the Seller Financial Statements for accrued but unused vacation through December 31, 2000;

            (v) enter into or, except as may be required by law and for amendments contemplated by Section 5.11 hereof, modify any Seller Employee Plan or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees provided, however, that Seller or Seller Bank may amend the Seller Option Plan and the Seller Management Recognition Plan to permit the acceleration of vesting of awards under such plans in connection with the Merger; provided, further, however, that Seller or Seller Bank may not make contributions to the Seller ESOP (other than as required by law or regulation or in a manner and amount accrued prior to the Effective Time and consistent with past practices);

            (vi) originate or purchase any loan in excess of $275,000 with respect to loans secured by one- to four-family properties and in excess of $500,000 with respect to loans secured by commercial properties;

            (vii) enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by Seller or a Seller Subsidiary or guarantee by Seller or any Seller Subsidiary of any such obligation, except in the case of Seller Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that Seller and Seller Bank may employ an employee in the ordinary course of business if the employment of such employee is terminable by Seller or Seller Bank at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

            (viii) change its method of accounting in effect for the year ended December 31, 1999, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

            (ix) except as Previously Disclosed, make any capital expenditures in excess of $10,000 individually or $25,000 in the aggregate, other than (a) in the ordinary course of business, (b) in connection with the transactions contemplated by this Agreement, (c) pursuant to binding commitments that have been Previously Disclosed and are existing on the date hereof, and (d) expenditures necessary to maintain existing assets in good repair; or, except as Previously Disclosed, enter into any new lease or lease renewal of real property or any new lease or lease renewal of personal property providing for annual payments exceeding $5,000;

            (x) file any applications or make any contract with respect to branching or site location or relocation;

            (xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity;

            (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

            (xiii) except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

            (xiv) except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

            (xv) take any action that would result in any of the representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied;

            (xvi) take any action that would materially impede or delay the completion of the Merger or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

            (xvii) materially increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices or to reflect changes in market interest rates; or

            (xviii) agree to do any of the foregoing.

      (b) Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller, which would not include any changes in conditions that affect the banking industry generally, that would have, either individually or in the aggregate, a Material Adverse Effect on Seller.

      (c) Except with the prior written consent of Seller or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not, and shall cause each Buyer Subsidiary not to:

            (i) take any action that would result in any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied;

            (ii) take any action that would materially impede or delay the completion of the Merger or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

            (iii) agree to do any of the foregoing.

5.7   Certain Actions
      ---------------

      Seller shall not, and shall cause each Seller Subsidiary not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, Seller or a Subsidiary (other than with Buyer or an affiliate thereof), provided, however, that the Board of Directors of Seller may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same may constitute a breach of fiduciary duties of such directors under applicable law. Seller will promptly inform Buyer orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.7.

5.8   Current Information
      -------------------

      During the period from the date hereof to the Effective Time, Seller shall, upon the request of Buyer, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Buyer regarding Seller's financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than two business days after filing, Seller will deliver to Buyer all reports filed by it under the Exchange Act subsequent to the date hereof. Seller also will deliver to Buyer each call report or similar report filed by it with the OTS or the Division concurrently with the filing of such call report. Within 20 days after the end of each month, Seller will deliver to Buyer an unaudited consolidated balance sheet and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with GAAP.

5.9   Indemnification; Insurance
      --------------------------

      (a) From and after the Effective Time, Buyer agrees for a period of three years, to indemnify and hold harmless the past and present directors and officers of Seller and its Subsidiaries (the "Indemnified Parties") for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless under the respective Articles of Incorporation, Constitution, Code of Regulations or Bylaws of Seller and its Subsidiaries in the form in effect at the date of this Agreement. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties in the Articles of Incorporation, Constitution, Code of Regulations or Bylaws of Seller or any Seller Subsidiary as of the date hereof, to the extent permissible under applicable law as of the date hereof, arising out of matters existing or occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect.

      (b) In the event that Buyer or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

      (c) Buyer shall add a rider, to be effective at the Effective Time, to its existing directors' and officers' liability insurance policy, or obtain "tail coverage" under the existing directors' and officers' liability insurance policy maintained by Seller at the Effective Time, covering the acts and omissions of the officers and directors of Seller and Seller Bank occurring prior to the Effective Time, and shall continue such coverage for a period of three years after the Effective Time.

5.10  Transaction Expenses of Seller
      ------------------------------

      (a) For planning purposes, the Seller (as Previously Disclosed) has provided Buyer with its estimated budget of transaction-related expenses reasonably anticipated to be payable by the Seller in connection with the Agreement based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. The Seller shall promptly notify the Buyer if or when it determines that it will expect to exceed its budget.

      (b) Promptly after the execution of this Agreement, the Seller shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements within 30 days. The Seller shall accrue and/or pay all of such amounts as soon as possible.

      (c) The Seller shall cause its professionals to render monthly invoices within 30 days after the end of each month. The Seller shall advise the Buyer monthly of all out-of-pocket expenses which the Seller has incurred in connection with the Agreement.

      (d) The Seller, in reasonable consultation with the Buyer, shall make all arrangements with respect to the printing and mailing of the Proxy Statement.

5.11  Employees and Employee Benefit Plans
      ------------------------------------

      (a) Employees of Seller or Seller Bank who remain employed by Buyer or Buyer Bank will be eligible to participate in the Buyer's employee stock ownership plan on January 1, 2003, or such earlier date required by Section 410(b)(6)(C) of the Code and applicable regulations ("Entry Date"), with credit for years of service with Seller or any of its Subsidiaries for the purpose of eligibility and vesting on and after the Entry Date (but not for the purpose of accrual of benefits or allocation of employer contributions). Employees of Seller or Seller Bank who remain employed by Buyer or Buyer Bank will be eligible to participate in the Buyer's benefit plans, other than the Buyer's employee stock ownership plan, on the earliest date permitted by such plan, with credit for years of service with Seller or any of its Subsidiaries for the purpose of eligibility and vesting (but not for the purpose of accrual of benefits or allocation of employer contributions). Buyer shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under any Seller Employee Plan) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents.

      (b) Buyer agrees to cause Buyer Bank to offer employment to Mr. David M. Windau as an officer and a director of Buyer Bank and Mr. Stephan Beal as an officer of Buyer Bank. Buyer will offer Mr. Windau an employment agreement in the form attached hereto as Exhibit 5.11(b)-1 and will offer Mr. Beal an employment agreement in the form attached hereto as Exhibit 5.11(b)-2.

      (c) In the sole discretion of Buyer or a Buyer Subsidiary, as applicable, payments made by it in full and complete satisfaction of obligations of Seller or Seller Bank under any Seller Employee Plan or under Section 5.11(c) shall be subject to the recipient's delivery to Buyer or a Buyer Subsidiary, as applicable, of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Seller, Seller Bank, Buyer or any Buyer Subsidiary, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Seller Employee Plan or this Agreement, as applicable.

      (d) Subject to the Code and relevant regulations, (i) as soon as practicable after the date of this Agreement, Seller will terminate its ESOP as of the Effective Time contingent on completion of the transaction contemplated in this Agreement, (ii) as soon as practicable Seller will submit an application to the IRS requesting a determination letter to the effect that termination of the ESOP as of the Effective Time (and subsequent liquidation of its assets) will not adversely affect compliance of the ESOP with Section 401(a) of the Code or the qualification of the ESOP's trust under Section 501(a) of the Code and (iii) as of the Effective Time, or as soon as practicable thereafter, (A) the loan to the Seller ESOP shall be repaid in full with the cash consideration received from Buyer for the unallocated shares of Seller Common Stock held in the Seller ESOP and
(B) that remaining cash consideration will be allocated to participants' accounts as provided in the ESOP, as amended. After the Effective Time, and while the determination letter application described in Section 5.11(d)(ii) is pending, the current administrator of the Seller ESOP, or another administrator selected by Buyer (subject to consultation with Seller ESOP's then current trustee), shall continue to administer the Seller ESOP subsequent to the Effective Time, and the current Trustee of the Seller ESOP, or such other trustee(s) selected by Buyer (subject to consultation with Seller ESOP's then current trustee) or the administrators, shall continue to be the Trustee subsequent to the Effective Time. The Parties agree that the Seller ESOP shall be amended to the extent necessary to receive a favorable determination letter from the IRS as to the tax qualified status of the Seller ESOP upon its termination under Section 401(a) and 4975(e)(7) of the Code (the "Final Determination Letter"). Promptly following the receipt of the Final Determination Letter, distributions of the account balances under the Seller ESOP shall be made to the ESOP Participants. From and after the date hereof, in anticipation of such termination and distribution, Buyer and Seller prior to the Effective Time, and Buyer after the Effective Time, shall use their best efforts to obtain the favorable Final Determination Letter. In the event that Buyer and Seller, prior to the Effective Time, and Buyer after the Effective Time, reasonably determine that the Seller ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be applied, allocated or distributed without causing the Seller ESOP to lose its tax qualified status, Seller prior to the Effective Time and Buyer after the Effective Time shall take such action as they may reasonably determine is necessary to preserve the tax status of the ESOP and its trust, the tax characterization of distributions to ESOP Participants and the liquidation of the ESOP's trust. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the Seller ESOP determined as of the termination date.

5.12  Liquidation
      -----------

      Buyer Bank and Seller shall adopt the Plan of Liquidation immediately prior to or promptly after the Effective Time, as determined by Buyer Bank in consultation with its tax advisors, and shall take all necessary and appropriate actions to make it possible for the Liquidation to be authorized, agreed to, and accomplished immediately after the Corporate Merger and prior to the Bank Merger.

5.13  Bank Merger
      -----------

      Buyer and Seller shall take, and shall cause their Subsidiaries to take, all necessary and appropriate actions to make it possible for the Bank Merger to be authorized, agreed to, and accomplished immediately after the Liquidation, or at such other time thereafter as may be determined by Buyer or Buyer Bank in its sole discretion.

5.14  Organization of Merger Sub
      --------------------------

      Buyer Bank shall cause Merger Sub to be organized under the OGCL as soon as practicable hereafter. Following the organization, the Board of Directors of Merger Sub shall approve this Agreement and the Plan of Corporate Merger and the transactions contemplated hereby, whereupon Merger Sub shall become a party to, and be bound by, this Agreement, and Buyer Bank shall approve this Agreement in its capacity as the sole stockholder of Merger Sub.

5.15  Conforming Entries
      ------------------

      (a) Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and subject to the conditions in Section 5.15(c) below.

      (b) Subject to applicable laws and regulations, Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and subject to the conditions in Section 5.15(c) below, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

      (c) Subject to applicable laws and regulations, Seller shall (i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Seller's loan, accrual and reserve policies to Buyer's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that all conditions to Buyer's obligation to consummate the Merger set forth in Sections 6.1 and 6.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Buyer's obligation to consummate the Merger) have been satisfied or waived; and provided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

      (d)   No reserves, accruals or charges taken in accordance with this
Section 5.15 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.

5.16  Integration of Policies
      -----------------------

      During the period from the date hereof to the Effective Time, Seller and Seller Bank shall, and shall cause their directors, officers and employees to, and shall make all reasonable efforts to cause their respective data processing service providers to, cooperate and assist Buyer in connection with preparation for an electronic and systematic conversion of all applicable data regarding Seller to Buyer's system of electronic data processing; provided, however, that no such conversion shall occur until the Effective Time. In furtherance of the foregoing, Seller shall make reasonable arrangements during normal business hours to permit representatives of Buyer to train Seller and Seller Bank employees in Buyer's system of electronic data processing.

5.17  Disclosure Supplements
      ----------------------

      From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.18  Failure to Fulfill Conditions
      -----------------------------

      In the event that either of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each Party will promptly inform the other Party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of such transactions.

5.19  Environmental Reports
      ---------------------

      Seller shall have furnished to Buyer before the date of this Agreement any environmental reports related to any property owned or being used by Seller. Buyer, at its sole discretion, may obtain, as soon as reasonably practical, but not later than February 1, 2001 (or within ten days after the acquisition or lease of any real property acquired or leased after the date hereof), a report of a phase one environmental investigation on real property owned or leased by Seller or its Subsidiaries (but excluding space in office or retail and similar establishments leased by Seller or its subsidiaries for automatic teller machines or bank branch facilities or other office uses where the space leased comprises less than 20% of the total space leased to all tenants of such property). If required by the phase one investigation in Buyer's reasonable opinion, Seller shall provide to Buyer, within 40 days of the receipt by Seller of the request of Buyer therefor, a report of a phase two investigation on properties requiring such additional study. Buyer shall have 5 business days from the receipt of any such phase two investigation report to notify Seller of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or reasonably likely to be required by applicable law, or
(ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $250,000 but be less than $1,000,000 as reasonably estimated by an environmental expert retained for such purpose by Buyer and reasonably acceptable to Seller, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be $250,000 or less with any reasonable degree of certainty, then the Per Share Merger Consideration shall be reduced by an amount equal to (a) the estimated cost of such remedial or corrective actions divided by (b) the sum of (i) the number of issued and outstanding Seller Common Shares (excluding treasury shares) and
(ii) the Seller Options. If such remedial or other corrective actions and measures are or can reasonably be estimated by such environmental expert to be less than $250,000, then Buyer shall be obligated to consummate the Merger, subject to the satisfaction of all other conditions to closing set forth herein, without a reduction in the Per Share Merger Consideration. If such remedial or other corrective actions and measures are or can reasonably be estimated by such environmental expert to be in excess of $1,000,000, then Buyer or Seller, upon providing not less than 10 business days' notice to the other party, shall have the right to terminate this Agreement pursuant to Section 7.1 hereof. The costs of the phase one and phase two investigations, if any, shall be borne by Buyer.

                                 ARTICLE VI
                            CONDITIONS PRECEDENT

6.1   Conditions Precedent - Buyer and Seller
      ---------------------------------------

      The respective obligations of Buyer and Buyer Bank and Seller and Seller Bank to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

      (a) All corporate action necessary to authorize the execution and delivery of this Agreement and completion of the Corporate Merger shall have been duly and validly taken by Buyer, Buyer Bank, Merger Sub and Seller and Seller Bank, including adoption of this Agreement by the requisite vote of the shareholders of Seller and Seller as the sole shareholder of Seller Bank.

      (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the completion of the Corporate Merger shall have been received and all statutory waiting periods in respect thereof shall have expired; and Buyer, Buyer Bank, Seller and Seller Bank shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the completion of the Corporate Merger and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any nonstandard condition or requirement that, in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement.

      (c) None of Buyer, Buyer Bank, Merger Sub, Seller or Seller Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal completion of the Corporate Merger.

      (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Corporate Merger shall be pending.

6.2   Conditions Precedent - Seller
      -----------------------------

      The obligations of Seller to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Seller pursuant to Section 7.4 hereof.

      (a)   The representations and warranties of Buyer set forth in
Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

      (b) Buyer shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

      (c) Buyer shall have delivered to Seller a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

      (d) Buyer shall have furnished Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer as Seller may reasonably request.

6.3   Conditions Precedent - Buyer
      ----------------------------

      The obligations of Buyer to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Buyer pursuant to Section 7.4 hereof.

      (a)   The representations and warranties of Seller set forth in
Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

      (b) Seller shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

      (c) Seller and Seller Bank each shall have delivered to Buyer a certificate, dated the date of the Closing and signed by their respective Presidents and by its Chief Financial Officers, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

      (d) Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Seller as Buyer may reasonably request.

      (e) No more than 10% of the outstanding shares of Seller Common Stock shall be Dissenting Shares.

      (f) Seller shall have provided Buyer with an accounting of all merger related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date.

      (g) Buyer Bank shall have entered into the employment agreements with Messrs. Windau and Beal specified in Section 5.11(b) hereof.

      (h) The Merger will not adversely affect Buyer's status as a unitary savings and loan holding company or its powers and permissible activities under the HOLA and the Ohio Revised Code. The Merger will not adversely affect the Buyer Bank or other Buyer Subsidiaries with respect to their powers and permissible activities under the HOLA and the Ohio Revised Code.

                                 ARTICLE VII
                      TERMINATION, WAIVER AND AMENDMENT

7.1   Termination
      -----------

      This Agreement may be terminated:

      (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

      (b) at any time on or prior to the Effective Time, by Buyer in writing if Seller has, or by Seller in writing if Buyer has, breached any covenant or undertaking contained herein or any representation or warranty contained herein, unless such breach has been cured within 30 days after written notice of such breach;

      (c) at any time, by either Buyer or Seller in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Corporate Merger is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 25-day period following any such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or
(ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the completion of the Corporate Merger;

      (d) at any time, by either Buyer or Seller in writing, if the shareholders of Seller do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof) unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time; and

      (e) by either Buyer or Seller in writing if the Effective Time has not occurred by the close of business on July 31, 2001, provided that this right to terminate shall not be available to any party whose failure to perform such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Corporate Merger to be consummated by such date.

      (f) by Buyer or Seller to the extent provided by Section 5.19, by giving timely written notice thereof to the other party.

      For purposes of this Section 7.1, termination by Buyer also shall be deemed to be termination on behalf of the Merger Sub.


7.2   Effect of Termination
      ---------------------

      (a) Except as set forth below, each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

      (b) Seller and Seller Bank hereby agree that if this Agreement is terminated as a result of a willful breach by Seller or Seller Bank, except pursuant to Section 7.2(c) below, then Seller or Seller Bank shall promptly (and in any event within ten (10) business days after such termination) pay all reasonable expenses of Buyer and Buyer Bank in an amount not to exceed $500,000. Buyer hereby agrees that if this Agreement is terminated as a result of a willful breach by Buyer, then Buyer or Buyer Bank shall promptly (and in any event within ten (10) business days after such termination) pay all reasonable Expenses of Seller and Seller Bank in an amount not to exceed $500,000. For purposes of this Section 7.2(b), the "Expenses" of a party shall include all reasonable out-of-pocket expenses of that party (including all fees and expenses of counsel, accountants, financial advisors, experts and consultants to that party) incurred by it or on its behalf in connection with the consummation of the transaction contemplated by this Agreement.

      (c) If this Agreement is terminated by the Buyer or Seller in accordance with Section 7.1(d) and prior to such termination a Termination Event, as defined in paragraph (d) of this Section 7.2, shall have occurred, the Seller will upon demand pay to Buyer or Buyer Bank in immediately available funds $4,000,000, inclusive of any other amounts that may otherwise be due and payable in accordance with Section 7.2 hereunder; provided however, no such payment shall be due or payable hereunder prior to the Seller and/or the Seller Bank entering into a written definitive agreement with a third party with respect to a Takeover Proposal or closing a transaction pursuant to a Takeover Proposal. "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving the Seller or any Seller Subsidiary or for the acquisition of a twenty-five percent (25%) or greater equity interest in Seller or any Seller Subsidiary, or for the purchase, lease or other acquisition of a substantial portion of the assets of Seller or any Seller Subsidiary (other than loans or securities sold in the ordinary course of business).

      (d) For purposes of this Agreement, a Termination Event shall mean either of the following:

            (i) The Seller or any Seller Subsidiary, without having received Buyer's prior written consent, shall have entered into a written agreement to engage in a Takeover Proposal with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than Buyer or any affiliate of Buyer (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act) or the Board of Directors of the Seller shall have recommended that the shareholders of the Seller approve or accept any Takeover Proposal with any person other than Buyer or any affiliate of Buyer; or

            (ii) After a bona fide written proposal is made by any person other than Buyer or any affiliate of Buyer to the Seller or its shareholders to engage in a Takeover Proposal and is publicly disclosed, either (A) the Seller shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Buyer to terminate this Agreement, or (B) the holders of Seller Common Stock shall not have approved this Agreement at the Seller's shareholder meeting described in Section 5.2 of this Agreement, a proxy statement has not been mailed to the holders of Seller Common Stock as a result of the Board of Directors' exercise of its fiduciary duties as set forth in Section 5.2 of this Agreement, such shareholder meeting shall not have been held in a timely manner or shall have been postponed, delayed or enjoined prior to termination of this Agreement except as a result of a judicial or administrative proceeding or the Seller's Board of Directors shall have (i) withdrawn or modified in a manner materially adverse to Buyer the recommendation of the Seller's Board of Directors with respect to this Agreement, or announced or disclosed to any third party its intention to do so or (ii) failed to recommend, in the case of a tender offer or exchange offer for the Seller Common Stock, against acceptance of such tender offer or exchange offer to its shareholders or takes no position with respect to acceptance of such tender offer or exchange offer by its stockholders.

      (e)   In the event that this Agreement is terminated pursuant to
Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in
Section 5.4(b) and this Section 7.2, shall survive any such termination and
(ii) a termination pursuant to Section 7.1(b), (c), (d), or (e) shall not relieve the breaching party from any liability or damages arising out of its willful breach of any provision of this Agreement giving rise to such termination.

7.3   Survival of Representations, Warranties and Covenants
      -----------------------------------------------------

      All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including the covenants set forth in Sections 2.6 and 2.8, hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Buyer or Seller (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including any shareholder or former shareholder of either Buyer or Seller.

7.4   Waiver
      ------

      Each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Seller) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of Seller have approved this Agreement, shall not modify either the amount or form of the consideration to be provided hereby to the holders of Seller Common Stock upon completion of the Corporate Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5   Amendment or Supplement
      -----------------------

      This Agreement may be amended or supplemented at any time by mutual agreement of the Parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the Parties hereto.


                                ARTICLE VIII
                                MISCELLANEOUS

8.1   Entire Agreement
      ----------------

      This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the Parties hereto, and their respective successors, any rights, remedies, obligations or liabilities.

8.2   No Assignment
      -------------

      None of the Parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.3   Notices
      -------

      All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

      If to Buyer:

            United Community Financial Corp.
            275 Federal Plaza West
            Youngstown, Ohio  44503
            Attn: Douglas M. McKay,
            Chairman of the Board and Chief Executive Officer
            Facsimile (330) 742-0532

      With a required copy to:

            Thomas C. Blank
            Werner & Blank
            7205 West Central Avenue
            Toledo, Ohio  43617
            Facsimile:  (419) 841-8380

      If to Seller:

            Industrial Bancorp, Inc.
            211 N. Sandusky Street
            Bellevue, Ohio  44811
            Attn:  David M. Windau, President
            Facsimile (419) 483-5916

      With a required copy to:

            Terri Reyering Abare
            Vorys, Sater, Seymour and Pease LLP
            221 East Fourth Street
            Suite 2100, Atrium Two
            Cincinnati, Ohio  45202
            Facsimile:  (513) 723-4056

8.4   Alternative Structure
      ---------------------

      Notwithstanding any provision of this Agreement to the contrary, Buyer may, with the written consent of Seller, which shall not be unreasonably withheld, at any time modify the structure of the acquisition of Seller set forth herein, provided that (i) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay the closing or jeopardize or delay the receipt of any required approvals of Governmental Entities or any other condition to the obligations of Buyer set forth in Sections 6.1 and 6.3 hereof.

8.5   Interpretation
      --------------

      The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.6   Counterparts
      ------------

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7   Governing Law
      -------------

      This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and entirely to be performed within such jurisdiction.

8.8   Severability
      ------------

      Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

8.9   Standard of Materiality
      -----------------------

      No representation or warranty shall be deemed untrue or incorrect, and no Party shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty has had or is reasonably likely to have a Material Adverse Effect on the Party making such representation or warranty.




                       {Signatures on Following Page}


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of January 30, 2001.

                                       Industrial Bancorp, Inc.
Attest:


/s/ David W. Ball
------------------------------
Secretary
                                      By: /s/ David M. Windau
                                          ----------------------------
                                          David M. Windau
                                          President


                                       United Community Financial Corp.
Attest:

/s/ Donald J. Varner
------------------------------
Secretary
                                       By: /s/ Douglas M. McKay
                                           ---------------------------
                                           Douglas M. McKay
                                           President


                                       The Industrial Savings and Loan
                                        Association
Attest:

/s/ David W. Ball
------------------------------
Secretary
                                       By: /s/ David M. Windau
                                           ---------------------------
                                           David M. Windau
                                           President


                                       The Home Savings and Loan Company
Attest:

/s/ Donald J. Varner
------------------------------
Secretary
                                       By: /s/ Douglas M. McKay
                                           ---------------------------
                                           Douglas M. McKay
                                           Chairman of the Board and Chief
                                           Executive Officer


                                                                      Exhibit A

                               PLAN OF MERGER

                          INDUSTRIAL BANCORP, INC.

                                     and

                      UCFC ACQUISITION SUBSIDIARY, INC.

      THIS PLAN OF MERGER ("Plan of Merger") is entered into as of the 30th day of January, 2001, by and between Industrial Bancorp, Inc., an Ohio business corporation ("Seller"), and UCFC Acquisition Subsidiary, Inc., an Ohio business corporation ("Merger Sub"), and is joined in by The Home Savings and Loan Company of Youngstown, Ohio ("Home Savings"), an Ohio-chartered stock savings and loan association that is the sole shareholder of Merger Sub.

                              R E C I T A L S :

      WHEREAS, Seller, Home Savings, United Community Financial Corp., the parent company of Home Savings ("UCFC"), and The Industrial Savings and Loan Association, the wholly owned subsidiary of Seller, have entered into an Amended and Restated Agreement and Plan of Merger, dated as of January 30th, 2001 (the "Agreement"), providing for the merger of Merger Sub with and into Seller, with Seller surviving such merger and becoming the wholly owned subsidiary of Home Savings;

      NOW, THEREFORE, in consideration of the mutual premises and mutual agreements contained herein and in the Agreement, the parties hereto have agreed as follows:

                                  ARTICLE I

                                 THE MERGER

      1. At the Effective Time (as defined in Article II below), Merger Sub shall merge with and into Seller (the "Merger") pursuant to Section 1701.78 of the Ohio General Corporation Law ("OGCL"). Upon consummation of the Merger, the separate existence of Merger Sub shall cease and Seller shall continue as the surviving corporation (the "Surviving Corporation").

                                 ARTICLE II

                               EFFECTIVE TIME

      2. The Merger shall become effective immediately following and contingent upon the occurrence of the Closing (as defined in Article I of the Agreement) at the date and time specified in the Certificate of Merger with respect to the Merger (the "Effective Time") as filed with the Ohio Secretary of State.

                                 ARTICLE III

                        NAME OF SURVIVING CORPORATION

      3.    The name of the Surviving Corporation shall be Industrial
Bancorp, Inc.

                                 ARTICLE IV

              ARTICLES OF INCORPORATION AND CODE OF REGULATIONS

      4. The Articles of Incorporation and Code of Regulations of Seller as in effect immediately before the Effective Time shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation at and after the Effective Time.

                                  ARTICLE V

                           DIRECTORS AND OFFICERS

      5. At the Effective Time, the directors and officers of the Surviving Corporation shall be those persons who are serving as directors and officers, respectively, of Merger Sub immediately before the Effective Time.

                                 ARTICLE VI

                      PURCHASE AND CONVERSION OF SHARES
                     AND EXCHANGE OF STOCK CERTIFICATES

      6.1   Treatment of Capital Stock.
            ---------------------------

      Subject to the provisions of the Agreement and this Plan of Merger, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

            (a) each outstanding share of common stock of Merger Sub, no par value ("Merger Sub Common Stock"), shall automatically convert into one share of common stock of the Surviving Corporation, no par value ("Surviving Corporation Common Stock"); and

            (b) each share of common stock of Seller, no par value ("Seller Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall, by virtue of the Merger and without any action of any kind by any person or entity, be converted into the right to receive $20.375 in cash without interest (the "Merger Consideration"); provided, however, that each share of Seller Common Stock which is owned beneficially or of record by Seller (including treasury shares), Home Savings, UCFC or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be canceled and retired without consideration or conversion.

      6.2   Shareholder Rights; Stock Transfers.
            ------------------------------------

      At the Effective Time, holders of Seller Common Stock shall cease to be, and shall have no rights as, shareholders of Seller, other than to receive the Merger Consideration for each share of Seller Common Stock held. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and if any certificate for shares of Seller Common Stock ("Certificate") is presented for transfer after the Effective Time, it shall be delivered to Home Savings or the Exchange Agent for cancellation against delivery of the Merger Consideration. No interest shall be paid on the Merger Consideration.

      6.3   Options and Restricted Stock
            ----------------------------

      At the Effective Time, each outstanding option to purchase shares of Seller Common Stock ("Seller Option") granted to an eligible individual (an "Optionee") under Seller's Stock Option Plan shall be converted into the right to receive a cash payment from Seller equal to the difference between $20.375 and the exercise price per share of such Seller Option, less applicable federal and state tax withholding obligations of Seller.

      At the Effective Time, each holder of an unvested share of Seller Restricted Stock under Seller's Management Recognition Plan shall be entitled to receive an amount of compensation from Seller or its subsidiary, The Industrial Savings and Loan Association ("Seller Bank"), equal to $20.375 for each such share of Seller Restricted Stock, less applicable federal and state tax withholding obligations of Seller.

      6.4   Exchange Procedures
            -------------------

      (a) No later than five business days following the Effective Time, Home Savings shall cause the Exchange Agent to mail or make available to each holder of record of a Certificate a notice and letter of transmittal disclosing the effectiveness of the Merger and the procedure for exchanging Certificates for the Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

      (b) At the Effective Time, Home Savings shall make available to the Exchange Agent an amount of cash sufficient to make payments of the Per Share Merger Consideration for each outstanding share of Seller Common Stock.

      (c) Each holder of any outstanding Certificate (other than holders of Dissenting Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration for each share represented by such Certificate. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Merger Consideration for each share represented by such Certificate.

      (d) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this
Section 6.4, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (e) Any portion of the cash delivered to the Exchange Agent by Home Savings pursuant to Section 6.4(b) that remains unclaimed by the shareholders of Seller for one year after the Closing Date shall be delivered by the Exchange Agent to Home Savings. Any shareholders of Seller that have not theretofore complied with Section 6.4(c) shall thereafter look only to Home Savings for the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Home Savings (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to the Agreement shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Home Savings and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of Seller Common Stock represented by any Certificate, Home Savings and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

      (f) Home Savings shall be entitled to deduct and withhold from consideration otherwise payable pursuant to the Agreement and this Plan of Merger to any holder of Certificates, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Home Savings, such withheld amounts shall be treated for all purposes of the Agreement and this Plan of Merger as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

      6.5   Dissenting Shares
            -----------------

      (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the OGCL; provided, however, that if, in accordance with the OGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OGCL.

      (b) Seller shall give Home Savings (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the OGCL received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the OGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Home Savings, settle or offer to settle any such demands.

      6.6   Additional Actions
            ------------------

      If, at any time after the Effective Time, Home Savings shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Home Savings its right, title or interest in, to or under any of the rights, properties or assets of Seller or Seller Bank acquired or to be acquired by Home Savings as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of the Agreement and this Plan of Merger, Seller or Seller Bank and their respective proper officers and directors shall be deemed to have granted to Home Savings an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Home Savings and otherwise to carry out the purposes of the Agreement and this Plan of Merger; and the proper officers and directors of Home Savings are fully authorized in the name of Seller or Seller Bank or otherwise to take any and all such action.

                                 ARTICLE VII

                              EFFECT OF MERGER

      7. At the Effective Time, Merger Sub shall be merged with and into Seller, with Seller as the Surviving Corporation, and the separate existence of Merger Sub shall cease. All assets, rights, interests, privileges, immunities, powers, franchises, authority, of a public as well as of a private nature, and property (real, personal and mixed) of Merger Sub and Seller shall be automatically transferred to and vested in the Surviving Corporation by virtue of the Merger without further act or deed. The Surviving Corporation, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the assets, rights, privileges, powers, properties, franchises and interests, including, without limitation, appointments, powers, designations, nominations and all other rights, interests and powers as agent or fiduciary, in the same manner and to the same extent as such rights, interests and powers were held or enjoyed by Merger Sub and Seller, respectively. The Surviving Corporation shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both Merger Sub and Seller, immediately prior to the Merger, including, without limitation, liabilities for all debts, obligations and contracts of Merger Sub and Seller, respectively, matured or unmatured, whether accrued, absolute, contingent and otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of either Merger Sub or Seller. All rights of creditors and other obligees and all liens on property of either Merger Sub or Seller shall be preserved, shall be assumed by the Surviving Corporation and shall not be released or impaired.

                                ARTICLE VIII

                             OTHER DEFINED TERMS

      8. All terms used in this Plan of Merger shall, unless defined herein, have the meanings set forth in the Agreement. The Agreement is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Plan of Merger and the Agreement.

                                 ARTICLE IX

                                 TERMINATION

      9. This Plan of Merger shall terminate and become null and void, and the transactions contemplated herein shall thereupon be abandoned, upon any occurrence of a permitted termination of the Agreement pursuant to
Section 7.1 thereof.

                                  ARTICLE X

                                  EXECUTION

      10. This Plan of Merger may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.


      IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be executed as of the date first above written.

ATTEST:                                Industrial Bancorp, Inc.



                                       By:
------------------------------             ---------------------------
Secretary                                  David Windau
                                           President

ATTEST:                                HSLC Acquisition Subsidiary, Inc.



                                       By:
------------------------------             ---------------------------
Secretary                                  Douglas M. McKay
                                           President

ATTEST:  The Home Savings and Loan Company of Youngstown, Ohio



                                       By:
------------------------------             ---------------------------
Secretary                                  Douglas M. McKay
                                           Chairman and Chief Executive
                                            Officer


  EXHIBITS B, 5.11(b)-1 AND 5.11(b)-2 TO THE AGREEMENT AND PLAN OF MERGER
                              HAVE BEEN OMITTED



                                 APPENDIX B
                                 ----------

            [SECTION] 1701.85 Dissenting shareholder's demand for fair cash value of shares.

      (A) (1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

            (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

            (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

            (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

            (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

      (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

      (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

      (D) (1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

                  (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

                  (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

                  (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

                  (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

            (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

      (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.



                                 APPENDIX C


                             Trident Securities
                   A Division of McDonald Investments Inc.
                       4601 Six Forks Road, Suite 400
                        Raleigh, North Carolina 27609
                          Telephone (919) 781-8900
                          Facsimile (919) 787-1670


                                       February 27, 2001


Board of Directors
Industrial Bancorp, Inc.
211 North Sandusky Street
Bellevue, Ohio  44811

Members of the Board:

      You have requested our opinion as to the fairness, from a financial point of view, to the holders of the issued and outstanding shares of common stock (the "Industrial Common Stock") of Industrial Bancorp, Inc. ("Industrial"), of the consideration to be paid by United Community Financial Corp. ("UCFC") pursuant to the Agreement and Plan of Merger, dated as of December 9, 2000 and amended and restated as of January 30, 2001 (the "Agreement") by and among Industrial and UCFC. Unless otherwise noted, all terms used herein will have the same meaning as defined in the Agreement.

      The Agreement provides for the merger (the "Merger") of Industrial with and into UCFC, pursuant to which, among other things, at the Effective Time (as defined in the Agreement), each outstanding share of Industrial Common Stock, other than any shares held in the treasury of Industrial, will be exchanged for the right to receive $20.375 in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

      Trident Securities ("Trident"), a division of McDonald Investments Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

      We have acted as Industrial's financial advisor in connection with, and have participated in certain negotiations leading to, the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

      (i) Reviewed certain publicly available information concerning Industrial, including the Annual Reports on Form 10-K of Industrial for each of the years in the three year period ended December 31, 1999 and the Quarterly Reports on Form 10-Q of Industrial for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

      (ii) Reviewed certain other internal information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Industrial and UCFC provided to us or publicly available for purposes of our analysis;

      (iii) Participated in meetings and telephone conferences with members of senior management of Industrial and UCFC concerning the financial condition, business, assets, financial forecasts and prospects of the companies, as well as other matters we believed relevant to our inquiry;

      (iv) Reviewed certain stock market information for Industrial Common Stock and compared it with similar information for certain companies, the securities of which are publicly traded;

      (v) Compared the results of operations and financial condition of Industrial with that of certain companies, which we deemed to be relevant for purposes of this opinion;

      (vi) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions, which we deemed to be relevant for purposes of this opinion;

      (vii)  Reviewed the Agreement and certain related documents; and

      (viii) Performed such other reviews and analyses as we have deemed appropriate.

      In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of Industrial and UCFC contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either Industrial or UCFC, nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either Industrial or UCFC. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by management of Industrial and UCFC on a basis reflecting the best currently available estimates and judgments of the management of Industrial and UCFC as to the future performance of Industrial, UCFC and Industrial and UCFC combined, as the case may be.
We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

      This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Consideration, to the holders of Industrial Common Stock, and does not address the underlying business decision by Industrial's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any Industrial shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of Industrial Common Stock may be at the Effective Time of the Merger or as to the prospects of Industrial's business or UCFC's business.

      We have acted as financial advisor to Industrial in connection with the Merger and will receive from Industrial a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as Industrial's agreement to indemnify us under certain circumstances. We will also receive a fee for our services in rendering this opinion. In the past, we have also provided certain other investment banking services for Industrial and UCFC and have received customary compensation for such services.

      In the ordinary course of business, we may actively trade securities of Industrial and UCFC for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      It is understood that this opinion was prepared for the confidential use of the Board of Directors and senior management of Industrial and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Our opinion does not constitute a recommendation to any stockholder of Industrial as to how such stockholder should vote at the stockholders' meeting held in connection with the Merger. This opinion does not represent an opinion as to what the value of Industrial Common Stock may be at the Effective Time of the Merger or as to the prospects of Industrial's business or UCFC's business. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of Industrial Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form reasonably acceptable to us and our counsel.

      Based upon and subject to the foregoing and such other matters, as we consider relevant, it is our opinion that as of the date hereof, the Consideration is fair, from a financial point of view, to the stockholders of Industrial.


                                       Very truly yours,

                                       TRIDENT SECURITIES,
                                       a division of McDonald
                                       Investments Inc.


                               REVOCABLE PROXY
                          INDUSTRIAL BANCORP, INC.
                  THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF INDUSTRIAL BANCORP, INC.

      The undersigned shareholder of Industrial Bancorp, Inc. (the "Company") hereby constitutes and appoints David M. Windau and Lawrence R. Rhoades, or either one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of the Company to be held at Bellevue Elks Lodge #1013, located at 214 W. Main Street, Bellevue, Ohio 44811, on April 17, 2001, at 2:30 p.m., local time (the "Special Meeting"), all of the shares of the Company which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on the following proposals, which are described in the accompanying Proxy Statement:

      1. The adoption of the Agreement and Plan of Merger (by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Industrial Bancorp, Inc. and The Industrial Savings and Loan Association), dated December 9, 2000 and Amended and Restated as of January 30, 2001:

          FOR [ ]          AGAINST [ ]          ABSTAIN [ ]

      2. The approval of an amendment to the Industrial Bancorp, Inc. 1996 Stock Option and Incentive Plan to accelerate the vesting of options:

          FOR [ ]          AGAINST [ ]          ABSTAIN [ ]

      3. The approval of an amendment to The Industrial Savings and Loan Association Management Recognition Plan and Trust Agreement to accelerate the vesting of awards:

          FOR [ ]          AGAINST [ ]          ABSTAIN [ ]

UNLESS THIS PROXY IS REVOKED, THE SHARES REPRESENTED BY THIS PROXY WILL
BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES
SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN ACCORDANCE WITH THE DETERMINATION OF THE COMPANY'S BOARD OF DIRECTORS.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of the Company and of the accompanying Proxy Statement is hereby acknowledged.

NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

___________________________________    _____________________________________
Signature                              Signature

___________________________________    _____________________________________
Print or Type Name                     Print or Type Name

Dated: ______________________, 2001    Dated: ________________________, 2001

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
     PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
              NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.